As Filed with the Securities and Exchange Commission on February 9, 2004 Registration No. 333-112283


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  Amendment 1
                                     to the
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                FTS  Group,  Inc.
                 (Name  of  small  business  issuer  in  its  charter)

     Nevada                         2253                   84-1416864
    ---------                    ----------               ----------
(State  or  jurisdiction    (Primary  Standard  Industrial  I.R.S.  Employer
of  incorporation  or       Classification  Code  Number)   Identification
    Organization  )                                                No.

                  1049c Oxford Valley Rd., Levittown, Pa, 19057
                             Telephone: 215-943-9979
          (Address and telephone number of principal executive offices)

                  1049c Oxford Valley Rd., Levittown, Pa, 19057
                             Telephone: 215-943-9979
(Address of principal place of business or intended principal place of business)

                                 Scott Gallagher
                             Chief Executive Officer
                  1049c Oxford Valley Rd., Levittown, Pa, 19057
                             Telephone: 215-943-9979
            (Name, address and telephone number of agent for service)

                                    COPY TO:

                                 Amy M. Trombly
                                 80 Dorcar Road
                                Newton, MA 02459
                                 (617) 243-0850

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


Title of each class                 Proposed              Proposed
 Of                                 maximum               maximum          Amount of
securities to be     Amount to be   offering price per    Aggregate        registration fee
registered           registered(1)  security(2)           offering price
-------------------  -------------  --------------------  ---------------  -----------------
Common stock,
par value $.001
per share . . . . .     15,000,000  $              0.175  $     2,625,000  $         332.59
-------------------  -------------  --------------------  ---------------  -----------------


(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Act"), this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The price of $0.175 per share, which was the average of the high and low prices of the Registrant's common stock, as reported on the Over-The-Counter Bulletin Board on January 23, 2004 is set forth solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

                                 FTS GROUP, INC.
                        OFFERING UP TO 15,000,000 SHARES
                                 OF COMMON STOCK

This prospectus relates to the resale of up to 15,000,000 shares of our common stock by Dutchess Private Equities Fund, L.P., which will become a stockholder pursuant to a "put right" under an Investment Agreement, also referred to as an Equity Line of Credit, that we have entered into with Dutchess. That Investment Agreement permits us to "put" up to $6.0 million in shares of our common stock to Dutchess. We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of securities pursuant to our exercise of the put right. All costs associated with this registration will be borne by us.

Our common stock is traded on the Over-The-Counter Bulletin Board under the trading symbol "FLIP.OB." On January 23, 2004, the last reported sale price for our common stock on the OTCBB was $0.17 per share.

Dutchess is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the resale of our common stock under the Investment Agreement. Dutchess will pay us 93% of the three lowest closing bid prices of the common stock during the five consecutive trading day period immediately following the date of our notice to them of our election to put shares pursuant to the Equity Line of Credit.

                  INVESTING IN OUR COMMON STOCK INVOLVES RISKS.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 6

You should rely only on the information provided in this prospectus or any supplement to this prospectus and information incorporated by reference. We have not authorized anyone else to provide you with different information. Neither the delivery of this prospectus nor any distribution of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. It is a criminal offense to make any representation to the contrary.

     Subject to Completion, The date of this prospectus is February 9, 2004.

                                TABLE OF CONTENTS


PROSPECTUS  SUMMARY                                                         5
RISK  FACTORS                                                               6
USE  OF  PROCEEDS                                                          11
DETERMINATION  OF  OFFERING  PRICE                                         12
DILUTION                                                                   12
SELLING  SECURITY  HOLDERS                                                 14
PLAN  OF  DISTRIBUTION                                                     15
LEGAL  PROCEEDING                                                          16
DIRECTORS  &  EXECUTIVE  OFFICERS                                          16
SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT      18
DESCRIPTION  OF  SECURITIES                                                19
INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL                                 20
DISCLOSURE  OF  COMMISSION  POSITION  OF  INDEMNIFICATION  FOR  SECURITIES
ACT  LIABILITIES                                                           20
DESCRIPTION  OF  BUSINESS                                                  21
DESCRIPTION  OF  PROPERTY                                                  25
CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS                         25
MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS            26
EXECUTIVE  COMPENSATION                                                    27
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF  PLAN  OF  OPERATION           29
FINANCIAL  STATEMENTS                                                      34
CHANGES  IN  AND  DISAGREEMENTS  WITH  ACCOUNTANTS  ON  ACCOUNTING  AND
FINANCIAL  DISCLOSURE                                                      52

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the financial statements and the notes relating to the financial statements.

                                   THE COMPANY

We are engaged in the acquisition and development of a chain of full service retail wireless stores. Our primary business is the marketing, sale and activation of cellular and satellite handsets, cellular accessories and other related wireless products such as Wi-Fi service and related access equipment for residential or business purposes. Our business plan calls for each retail wireless location to become a Wi-Fi Hotspot. Wi-Fi Hotspots allow retail and business wireless customers to connect to the Internet through our Wi-Fi network by using a wireless device such as PDAs, laptops or a cellular phone located within approximately 500 feet from each of our wireless locations. To date, two of our three locations are operating free Wi-Fi Hotspots.

                                  THE OFFERING

This prospectus relates to the resale of up to 15,000,000 shares of our common stock by Dutchess Private Equities Fund, L.P., which will obtain our shares of common stock pursuant to a put right under an Investment
Agreement  that  we  have  entered  into  with  Dutchess.

For the purpose of determining the number of shares subject to registration with the Securities and Exchange Commission, we have assumed that we will issue not more than 15,000,000 shares pursuant to the exercise of our put right under the Investment Agreement, although the number of shares that we will actually issue pursuant to that put right may be more than or less than 15,000,000, depending on the trading price of our common stock.

We currently have no intent to exercise the put right in a manner that would result in our issuance of more than 15,000,000 shares, but if we were to exercise the put right in that manner, we would be required to file a subsequent registration statement with the Securities and Exchange Commission and for that registration statement to be deemed effective prior to the issuance of any such additional shares.

The Investment Agreement with Dutchess, also referred to as an Equity Line of Credit, provides that, following notice to Dutchess, we may put to Dutchess up to $6.0 million in shares of our common stock for a purchase price equal to 93% of the average of the lowest three closing bid price on the Over-the-Counter Bulletin Board of our common stock during the five day period following that notice. Dutchess has indicated that it will resell those shares in the open market, resell our shares to other investors through negotiated transactions or hold our shares in its portfolio. This prospectus covers the resale of our stock by Dutchess either in the open market or to other investors through negotiated transactions.

Common  stock  offered                       Up  to  15,000,000  shares.

Use  of  proceeds                            We  will  not  receive  any
                                             proceeds  from  the  sale  by  the
                                             selling  stockholder  of our common
                                             stock.  However,  we  will  receive
                                             proceeds  from  the  Equity Line of
                                             Credit.  See  "Use  of  Proceeds."

Symbol  for  our  common  stock              Our  common  stock  trades  on
                                             The  OTCBB  Market  under  the
                                             symbol  "FLIP.OB"

                                HOW TO CONTACT US

Our business address is 1049C Oxford Valley Rd., Levittown, Pennsylvania 19057. Our telephone number is (215) 943-9979.

            OUR CAPITAL STRUCTURE AND SHARES ELIGIBLE FOR FUTURE SALE

Shares  of  common  stock  outstanding  as  of January 19, 2004 (1)  17,946,564
Shares  of  common  stock  potentially  issuable pursuant
  to the Equilty Line of Credit                                      15,000,000
Total                                                                32,946,564

(1)  Assumes:

- No exercise of outstanding warrants to purchase an aggregate of 1,036,000 shares of our common stock at an exercise price of $1.50 per share.

- No exercise of options outstanding to purchase 598,000 shares of our common stock at exercises prices ranging from $.81 per share to $2.75 per share.

- No conversion of $409,571 of convertible debentures. The terms of the debentures provide for payment by February 14, 2007 with the debentures being convertible into our common stock at any time at the lesser of (i) 80% of the average of the five lowest closing bid prices during the 15 days prior to conversion or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, other information included in this prospectus and information in our periodic reports filed with the SEC. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected and you may lose some or all of your investment.

SPECIAL  NOTE  REGARDING  FORWARD-LOOKING  STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We generally use words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described below and elsewhere in this report. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

RISKS  ABOUT  OUR  BUSINESS

WE  HAD  LOSSES SINCE OUR INCEPTION AND EXPECT LOSSES TO CONTINUE IN THE FUTURE.
WE  MAY  NEVER  BECOME  PROFITABLE.

We had a net loss of $1,168,154 for the year ended December 31, 2001 and a net loss of $815,907 for the year ended December 31, 2002. Our future operations may never become profitable if we are unable to develop our retail wireless operations. Revenues and profits, if any, will depend upon various factors, including whether we have sufficient funding to open additional locations, advertise our products or find additional businesses to operate and/or acquire. We may not achieve our business objectives and, if we do not achieve our objectives, we may never become profitable or if we do become profitable, we may not be able to sustain our profitability.
                                          6

OUR INDEPENDENT AUDITORS HAVE ISSUED A GOING CONCERN OPINION DUE TO OUR RECURRING LOSSES AND WORKING CAPITAL SHORTAGES, WHICH MEANS WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING.

Our audited financial statements for the fiscal year ended December 31, 2002, reflect a net loss of $815,907. These conditions raised substantial doubt about our ability to continue as a going concern if we do not acquire sufficient additional funding or alternative sources of capital to meet our working capital needs. If we do not obtain additional funding, we may not be able to continue operations.

WE ONLY RECENTLY ACQUIRED OUR OPERATING UNIT AND HAVE BEEN SELLING WIRELESS COMMUNICATIONS AND NETWORKING PRODUCTS AND SERVICES FOR A SHORT PERIOD OF TIME AND WE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE OUR BUSINESS.

We began our retail wireless operations in February 2003 with our acquisition of selected assets of Simply Cellular, Inc. Since we have just begun operations in this industry, we may not find commercial acceptance of our products and services. We have no way of predicting whether our marketing efforts will be successful in attracting new customers and acquiring market share. We may not be able to develop products and technologies that will attract customers without which we cannot operate profitably.

OUR OPERATING RESULTS HAVE FLUCTUATED SIGNIFCANTLY IN THE PAST AND WE BELIEVE THEY WILL FLUCTUATE SIGNIFICANTLY FOR THE FORESEEABLE FUTURE. INVESTORS MAY PREFER STABLE AND PREDICTIBLE OPERATING RESULTS AND MAY SELL OUR STOCK IF OUR OPERATING RESULTS CONTINUE TO FLUCTUATE OR DO NOT MEET THEIR EXPECTATIONS FOR GROWTH. AS A RESULT YOUR INVESTMENT IN OUR STOCK MAY LOSE VALUE.

Our quarterly results of operations have varied in the past and are likely to continue to vary significantly from quarter to quarter. Our operating expenses are based on expected future revenues and are relatively fixed in the short term. If our revenues are lower than expected, our results of operations could be lower than expected. Additionally, we are unable to forecast our future revenues with certainty because our business plan contemplates the acquisition of new enterprises, which may not occur. Many factors can cause our financial results to fluctuate, some of which are outside of our control. Quarter-to-quarter comparisons of our operating results may not be meaningful and you should not rely upon them as an indication of our future performance. In addition, during certain future periods our operating results likely will fall below the expectations of public market analysts and investors. In this event, the market price of our common stock likely would decline.

WE NEED ADDITIONAL CAPITAL TO GROW OUR BUSINESS AND IF WE DO NOT FIND SUCH CAPITAL ON ACCEPTABLE TERMS, WE WILL NOT BE ABLE TO FULLY IMPLEMENT OUR BUSINESS PLAN.

Our independent auditors have issued a going concern opinion that states, in part, that we must acquire sufficient additional funding or alternative sources of capital to meet our working capital needs. We believe we must grow our operations to generate enough revenue to cover our operating and overhead costs. Therefore, our business plan contemplates the acquisition of new enterprises. The proceeds from our existing financing arrangement may not be sufficient to fully implement our business plan. Additionally, we may not be able to generate sufficient revenues from our existing operations to fund our capital requirements. Accordingly, we may require additional funds to enable us to operate profitably. Such financing may not be available on terms acceptable to us. We currently have no bank borrowings or credit facilities, and we may not be able to arrange any such debt financing. Additionally, we may not be able to successfully consummate additional offerings of stock or other securities in order to meet our future capital requirements. If we cannot raise additional capital through issuing stock or bank borrowings, we may not be able to sustain or grow our business.
                                          7

TO BECOME PROFITABLE AND GROW, WE MUST SUCCESSFULLY INTEGRATE NEW BUSINESSES INTO OUR COMPANY.

Our success depends upon our ability to identify and acquire undervalued businesses. Although we have identified certain companies available for potential acquisition that are undervalued and might offer attractive business opportunities, we may not be able to negotiate profitable acquisitions. If we do make business acquisitions, we must continue to implement and improve our operational, financial and management information systems. We must also hire, train and retain additional qualified personnel, continue to expand and upgrade core technologies, and effectively manage our relationships with customers, suppliers and other third parties. If we expand as anticipated, expansion could place a significant strain on our current services and support operations, sales and administrative personnel, capital resources, and other company resources. If we fail to effectively manage our growth, our expenses may increase which could lower our earnings or prevent us from becoming profitable. Failure to effectively manage our growth could also result in us failing to generate sufficient revenues to become profitable.

WE DEPEND ON MR. SCOTT GALLAGHER, OUR CHIEF EXECUTIVE OFFICER, AND IF HE LEAVES THE COMPANY, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

Our success in achieving our growth objectives depends upon the efforts of our top management team including the efforts of Mr. Scott Gallagher. The loss of Mr. Gallagher's services would negatively affect our ability to implement our business plan, and, as a result, our financial condition, including our cash position, ability to obtain funding and generate revenues would be harmed. Although we intend to apply for key-man life insurance, we do not currently maintain key life insurance policies for Mr. Gallagher.

RISKS  ABOUT  OUR  STOCK  AND  THIS  OFFERING

WE MAY ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK WHICH WOULD REDUCE YOUR PERCENTAGE OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our articles of incorporation authorizes the issuance of 150,000,000 shares of common stock, par value $.001 per share. As of January 19, 2004 we have 17,946,564 shares of our common stock issued and outstanding. We are also authorized to issue 150,000 shares of our Series A 10% convertible preferred stock of which no shares are issued and outstanding and 4,850,000 undesignated preferred shares, par value $.01 per share, of which no shares are issued or outstanding. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might lower the trading price of our common stock.

EXISTING STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION FROM THE SALE OF SECURITIES PURSUANT TO OUR INVESTMENT AGREEMENT WITH DUTCHESS.

The sale of shares pursuant to our Investment Agreement with Dutchess may have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price at the time we exercise our put option, the more shares we will have to issue to Dutchess to draw down on the full Equity Line with Dutchess. If our stock price decreases, then our existing stockholders would experience greater dilution.
                                          8

DUTCHESS  WILL  PAY  LESS  THAN  THE  THEN-PREVAILING MARKET PRICE OF OUR COMMON
STOCK.

Our common stock to be issued under our agreement with Dutchess will be purchased at a 7% discount to the average of the three lowest closing bid prices for the five days immediately following our notice to Dutchess of our election to exercise our put right. Dutchess has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit between the discounted price and the market price. If Dutchess sells our shares, the price of our stock could decrease. If our stock price decreases, Dutchess may have a further incentive to sell the shares of our common stock that it holds. The discounted sales under our agreement with Dutchess could cause the price of our common stock to decline.

OUR STOCK PRICE IS VOLATILE AND YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT A PRICE HIGHER THAN WHAT YOU PAID.

The market for our common stock is highly volatile. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations. As a result, the market price of our common stock could decrease without regard to our operating performance. In addition, we believe factors such as quarterly fluctuations in our financial results, announcements of technological innovations or new products by our competitors or us, changes in prices of our products and services or our competitors' products and services, changes in our product mix and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. If our stock price fluctuates, you may not be able to sell your shares at a price higher than what you paid.

THE LIMITED TRADING VOLUME OF OUR STOCK MAY DEPRESS THE PRICE OF OUR STOCK OR CAUSE IT TO FLUCTUATE SIGNIFICANTLY.

There has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, you may not be able to sell your common stock in short time periods, or possibly at all.

WE MUST COMPLY WITH PENNY STOCK REGULATIONS WHICH COULD EFFECT THE LIQUIDITY AND PRICE OF OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to:
                                          9

-    Deliver  a  standardized  risk  disclosure  document  prepared  by the SEC;

- Provides the customer with current bid and offers quotations for the penny stock;

- Explain the compensation of the broker-dealer and its salesperson in the transaction;

- Provide monthly account statements showing the market value of each penny stock held in the customer's account;

- Make a special written determination that the penny stock is a suitable investment for the purchaser and receives the purchaser's; and

-    Provide  a  written  agreement  to  the  transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock. Because our shares are subject to the penny stock rules, you may find it more difficult to sell your shares.

RISKS  RELATED  TO  OUR  CELLULAR  PHONE  BUSINESS

WE DEPEND ON THIRD PARTY VENDORS AND IF WE ARE NOT ABLE TO SECURE COST-EFFECTIVE PRODUCTS, WE MAY NOT BECOME OR REMAIN PROFITABLE.

Our performance depends on our ability to purchase products in sufficient quantities at competitive prices and on our vendors' ability to make and deliver high quality products in a cost effective, timely manner. Some of our smaller vendors have limited resources, production capacities and limited operating histories. We have no long-term purchase contracts or other contracts that provide continued supply, pricing or access to new products and any vendor or distributor could discontinue selling to us at any time. We may not be able to acquire the products that we need in sufficient quantities or on terms that are acceptable to us in the future. As a result, we may not become or remain profitable.

WE EARN REVENUES BASED ON AGREEMENTS WITH CELLULAR AND SATELLITE SERVICE PROVIDERS AND IF THE CONTRACTS ARE CANCELLED OUR REVENUES MAY DECREASE AND WE MAY NOT BECOME PROFITABLE.

We earn revenues by providing cellular and satellite activations for major wireless carriers such as T-Mobile, Sprint, Nextel and GlobalStar. These agreements are partly based on geography and we signed contracts to earn revenues from activations in Pennslyvania and Florida Our agreements may be cancelled at any time by either party. If any of our agreements are cancelled, we will not earn activations through that carrier which will cause our revenues to decrease. If we do not provide activations for a broad line of carriers, our stores will not be as competitive. As a result, our revenues may decrease and we may not become profitable.

WE MAY NOT BE ABLE TO SUCCESSFULLY COMPETE WITH OTHER COMPANIES WHICH WOULD NEGATIVELY AFFECT OUR EARNINGS AND POSSIBLY CAUSE A DECLINE IN OUR STOCK.

We operate in a highly competitive environment. We principally compete with other independent retailers, privately held chains that offer a broad range of products and carrier owned and operated stores with superior name recognition and brand identity than us. We believe that success in the industry is based on maintenance of product quality, competitive pricing, delivery efficiency, customer service and satisfaction levels, maintenance of satisfactory dealer relationships, and the ability to anticipate technological changes and changes in customer preferences. Additionally, we believe competition may become more intense over time due to an increasing percentage of customers that already own the products we sell. If we can not compete in our markets, we will not sell a sufficient number of products to generate enough revenues to become profitable. Additionally, our suppliers, whose products we distribute, or major cellular phone manufacturers, may acquire, startup, and or expand their own distribution systems to sell directly to commercial and retail customers which would cause us to lose revenue which could ultimately cause a decline in the value of our stock.
                                          10

THE TELECOMMUNICATIONS INDUSRY IS CONSTANTLY EVOLVING AND IF THE INDUSTRY DOES NOT REMAIN AN ATTRACTIVE INVESTMENT OPPORTUNITY FOR US WE MAY HAVE TO SHIFT OUR BUSINESS PLAN WHICH COULD RESULT IN LOWER OR NO EARNINGS AND OUR STOCK PRICE COULD DECLINE.

The technology that our products rely on is constantly changing. The rapid change in technology may lead to the development of wireless telecommunications services or alternative services that consumers prefer over traditional cellular. As a result, we must continue to stay current with new technologies and offer products and services that meet customer demands. It is difficult to predict how our product line will evolve over time and what our profitability margins will be on future products. It is also difficult to predict whether consumers will purchase new products to take advantage of advancements in technology. There is uncertainty as to the extent to which airtime charges and monthly recurring charges may continue to decline. If the technology that our products rely on changes in a way that reduces customer demand for our products or reduces the profitability of our products, we may have to adjust our business plan. If we adjust our business plan, our revenues and earnings may decrease and our stock price may move lower.

WE SELL PRODUCTS THAT RELY ON THIRD PARTY NETWORKS TO OPERATE. IF ANY NETWORK DISRUPTION OCCURS, OUR REVENUES AND EARNINGS MAY DECREASE.

The products we sell rely on the efficient and uninterrupted operation of cellular and satellite networks, which are built and maintained by third parties such as T-Mobile and Sprint. Any failure of these cellular or satellite systems could cause our products to work poorly or not at all. A failure by these third parties to maintain their cellular and satellite systems could result in lower sales of our products which could reduce our revenues and lower our earnings. Additionally, our customers may not understand that the failure of a cellular or satellite system is due to a third party rather than our products and our reputation could be harmed. If our reputation is harmed, we may have difficulty selling our products. We may have to increase our advertising costs to repair our reputation or educate consumers. As a result, a third party failure may result in us failing to become profitable or, if we become profitable, we may not be able to sustain profitability.

                                 USE OF PROCEEDS

The 15,000,000 shares of common stock covered by this prospectus are to be sold by Dutchess Private Equities Fund, L.P. who will receive all of the proceeds from such sales. We will not receive any proceeds from the sale of our common shares. However, we will receive proceeds from the sale of our common shares pursuant to our Investment Agreement with Dutchess.

The proceeds from our exercise of the put right pursuant to the Investment Agreement will be used for working capital and general corporate expenses, expansion of our internal operations and potential acquisition costs, although we do not currently have any agreements or arrangements for pending acquisitions.

For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Investment Agreement. The Gross Proceeds represent the total dollar amount that Dutchess is obligated to purchase. The table assumes estimated offering expenses of $25,000.

                                                          Proceeds       Proceeds
                                                        If 100% Sold     If 50% Sold
                                                      -------------      ------------
Gross Proceeds                                         $6,000,000         $3,000,000
Estimated Expenses of the Offering                     $   25,000         $   25,000
                                                      -------------      ------------
Net Proceeds                                           $5,975,000         $2,975,000
                                                      =============      ===========

                                                         Priority           Proceeds
                                                      -------------      ------------

Working capital and general corporate expenses  1st    $2,000,000          $1,000,000
Expansion of internal operations                2nd    $1,975,000          $  975,000
Potential acquisition costs                     3rd    $2,000,000          $1,000,000
                                                      -------------      ------------
                                                       $5,975,000          $2,975,000
                                                      =============      ============


Proceeds of the offering which are not immediately required for the purposes described above will be invested in United States government securities, short-term certificates of deposit, money market funds and other high-grade, short-term interest-bearing investments.

                         DETERMINATION OF OFFERING PRICE

The selling stockholders may sell shares from time to time in negotiated transactions, brokers transactions or a combination of such methods at market prices prevailing at the time of the sale or at negotiated prices.

                                    DILUTION

Our net tangible book value as of September 30, 2003 was ($401,595), or ($0.023) per share of common stock. Net tangible book value is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued to Dutchess. The amount of dilution will depend on the offering price and number of shares to be issued. The following example shows the dilution to new investors at an offering price of $0.175 per share.

If we assume that we were to issue 15,000,000 shares of common stock to Dutchess at an assumed offering price of $0.175 per share, less $25,000 of offering expenses, our net tangible book value as of September 30, 2003 would have been $2,014,655, or $0.062 per share. This represents an immediate increase in net tangible book value to existing shareholders of $0.085 per share and an immediate dilution to new shareholders of $0.113 per share.

Assumed  public  offering  price  per  share                             $0.175
Net  tangible  book  value  per  share  before  this  offering          ($0.023)
Net  tangible  book  value after this offering                        $2,014,655
Net  tangible  book  value  per  share  after  this  offering            $0.062
Dilution  of  net  tangible  book  value  per  share  to  new
   Investors                                                            $.0.113

Increase  in  net  tangible  book  value  per  share  to  existing  shareholders
$0.084

You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Investment Agreement to Dutchess. That is, as our stock price declines, we would be required to issue a greater number of shares under the Investment Agreement for a given advance. This inverse relationship is demonstrated by the table below, which shows the number of shares to be issued under the Investment
Agreement  at  a  price of $0.175 per share  per  share  and  25%,  50% and  75%
discounts  to  that  price.

Offering price:  $0.175                75%           50%           25%             -
PURCHASE PRICE:(1)                   $0.044         $0.088         $0.131          $0.175
NO.  OF SHARES:(2)               60,000,000     30,000,000     20,000,000        15,000,000
TOTAL OUTSTANDING:(3) .          77,700,240     47,700,240     37,700,240        32,700,240
PERCENT OUTSTANDING:(4)               77.2%        62.9%          53.1%           45.9%

(1)     Represents  market  price.

(2) Represents the number of shares of common stock to be issued at the prices set forth in the table to generate $2.88 million in gross proceeds.

(3) Represents the total number of shares of common stock outstanding after the issuance of the shares, assuming no issuance of any other shares of common stock.

(4) Represents the shares of common stock to be issued as a percentage of the total number shares of common stock outstanding (assuming no exercise or conversion of any options, warrants or other convertible securities).

                           SELLING  SECURITY  HOLDERS

Based upon information available to us as of January 12 , 2004, the following table sets forth the name of the selling stockholder, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling stockholder will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling stockholder. The selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. As used in this prospectus, "selling stockholder" includes donees, pledgees, transferees or other successors- in interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.


                     Ownership Before and After the Offering
                     ---------------------------------------
                       Number of Shares     Number of      Number of Shares
Name of Beneficial     Beneficially Owned   Shares Being   Owned After
Owner                  Prior to Offering    Offered        Offering

Dutchess Private
Equities Fund L.P.(1)        3,735,160      15,000,000       3,735,160   (2)

(1) Includes convertible debentures valued at $409,571 as of January 24, 2004. The terms of the debentures provide for payment by February 14, 2007 with the debentures being convertible into our common stock at any time at the lesser of
(i) 80% of the average of the five lowest closing bid prices during the 15 days prior to conversion or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date. If the debentures converted on January 24, 2004, we would issue 3,735,160 shares. Michael Novielli and Douglas Leighton are the principals of Dutchess Private Equities Fund, L.P.

(2) This number assumes the selling stockholder has sold all of the shares offered hereby prior to completion of this offering.

                              PLAN OF DISTRIBUTION

The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholder may sell the shares from time to time:

- in transactions on the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale; or
- in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market; or
-    at  prices  related  to  such  prevailing  market  prices,  or
-    in  negotiated  transactions,  or
-    in  a  combination  of  such  methods  of  sale;  or
-    any  other  method  permitted  by  law.

The selling stockholder may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholder may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

Dutchess and any broker-dealers who act in connection with the sale of its shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security owners will be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling stockholder that it may not:

-    engage  in any stabilization activity in connection with any of the shares;
-    bid  for or purchase any of the shares or any rights to acquire the shares,
- attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or
- effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

We have informed the selling stockholder that they must effect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal.

In the absence of the registration statement to which this prospectus is a part, the selling stockholder would be able to sell its shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

We expect to incur approximately $25,000 in expenses related to this registration statement. Our expenses consist mainly of accounting and legal fees.

We engaged Charleston Capital Corporation as our placement agent with respect to the securities to be issued under the Equity Line of Credit. To our knowledge Charleston Capital Corporation has no affiliation or business relationship with Dutchess. We agreed to pay Charleston Capital Corporation 1% of the gross proceeds from each put with an aggregate maximum of $10,000 over the term of our agreement. The Placement Agent agreement terminates when our Investment Agreement with Dutchess terminates pursuant to the terms of that Investment Agreement.

                                LEGAL PROCEEDINGS

We are not aware of any legal matters that could have a material impact on our business.

                        DIRECTORS AND EXECUTIVE OFFICERS

The names and ages of all of our directors and executive officers, along with their respective positions, term of office and period such position(s) was held, is as follows:

Name                     Age          Position
---------------------   -----         -----------
Scott  Gallagher           36          Chairman  of  the  Board  of
                                       Directors,  Chief  Executive
                                       Officer  and  President

Linda  Ehlen               53          Interim  Chief  Financial  Officer

David  R.  Rasmussen       36          Director

James  H.  Gilligan        31          Director

All of our current directors except Mr. Gallagher have served on the Board since February 10, 2002; Mr. Gallagher has served since January 11, 2002. All directors hold office until the next annual meeting of stockholders and until their successors are elected. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed.

BIOGRAPHIES  OF  OFFICERS  AND  DIRECTORS

Set forth below is a brief description of the background of our officers and directors based on information provided by them to us.

SCOTT GALLAGHER has served as our Chairman, President and Chief Executive Officer since January 11, 2002. Prior to joining us, and since 1999, Mr.
Gallagher had served as the president of About-Face Communications, LLC, a privately held business consulting firm located in Yardley, Pennsylvania. Prior to founding About-Face Communications, LLC, Mr. Gallagher was the chief investment officer and a general partner with the Avalon Stock Fund, a private hedge fund based in New York City. Prior to co-founding Avalon Stock Fund, from 1995 to 1999, Mr. Gallagher was a branch manager and founder of the Langhorne, Pennsylvania office for Scottsdale Securities, Inc., a national brokerage firm based in St. Louis, Missouri.

LINDA EHLEN has served as our Interim Chief Financial Officer since February 10, 2002. Prior to joining us and since 1995, Ms. Ehlen has served as the Chief Financial Officer of Casa Comieda, Inc., a company involved in the restaurant business. From 1981 to 1995, Ms. Ehlen was a controller for Livingston Oil Corp. Ms. Ehlen earned her Bachelor's Degree in Accounting from Monmouth University, Rutgers School of Government and Accounting.

DAVID R. RASMUSSEN has served on our board of directors since February 10, 2002. He has been in the information technology field since 1992. Since 2000, Mr. Rasmussen has served as a Project leader for ERC, Inc., a subsidiary of General Electric. In his current position he provides IT solutions that enable business to drive core processes and grow profitable relationships. From 1997 through 2000 Mr. Rasmussen worked as a program analyst for National Association of Insurance Commissions. Mr. Rasmussen received a Bachelor's degree in Computer Technology from Rockhurst University in Kansas City Missouri. Mr. Rasmussen is a six sigma certified Green belt.

JAMES H. GILLIGAN has served on our board of directors since February 10, 2002. Currently Mr. Gilligan is a marine fuels broker/trader for World Fuel Services, Corp. In September 2001, Mr. Gilligan served as an independent sales consultant for Digital Descriptor Systems, Inc., a security/biometric company. From 1996 to 2001, Mr. Gilligan worked at Kristensons-Petroleum, Inc. as a broker/trader. Kristensons-Petroleum services ship owners, marine fuel suppliers and a network of independent brokers and traders around the world. Mr. Gilligan earned his BA in Liberal Arts from West Virginia University in Morgantown, West Virginia and his Associates in Liberal Arts from Brookdale Community College, in Lincroft, New Jersey.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of January 12, 2004 by each stockholder known by us to be (i) the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each current director, (iii) each of the executive officers named in the Summary Compensation Table who were serving as executive officers at the end of the 2002 fiscal year and (iv) all of our directors and current executive officers as a group:


                                         AMOUNT AND
                                         NATURE OF
                                         BENEFICIAL        PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER(1)  OWNERSHIP         OF CLASS(2)

James H.  Gilligan. . . . . . . . . . .   200,000            1.1%
David R.  Rasmussen . . . . . . . . . .    75,000              *
Scott Gallagher . . . . . . . . . . . . 4,302,451           24.0%
Linda  Ehlen. . . . . . . . . . . . . .   222,916            1.2%
LeRoy  Landhuis . . . . . . . . . . . . 6,793,471 (3)       35.8%
  212  N.  Wahsatch  Avenue,
  Suite  301
  Colorado  Springs,  CO  80903
Dutchess Private Equities Fund . . . . 3,735,160 (4)        17.2%
  312 Stuart St., 3rd Floor
  Boston, MA  02116
All directors and current executive
 officers as a group (4 persons). . . . 4,800,367           26.7%

* Less than 1% of outstanding shares of common stock.

(1) The address of all individual directors and executive officers is c/o FTS Group, Inc., 1049C Oxford Valley Rd., Levittown, PA 19057.

(2) The number of shares of common stock issued and outstanding as of January 19, 2004 was 17,946,564 shares. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding on as of January 19, 2004, plus shares of common stock subject to options and warrants held by such person on January 19, 2004 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.

(3) Includes warrants for 1,036,000 shares of common stock, exercisable immediately for an exercise price of $1.50 per share, and expiring on April 19, 2010.

(4) Includes convertible debentures valued at $409,571 as of January 24, 2004. The terms of the debentures provide for payment by February 14, 2007 with the debentures being convertible into our common stock at any time at the lesser of
(i) 80% of the average of the five lowest closing bid prices during the 15 days prior to conversion or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date. If the debentures converted on January 24, 2004, we would issue 3,735,160 shares of our common stock. Michael Novielli and Douglas Leighton are the principals of Dutchess Private Equities Fund, L.P.


                            DESCRIPTION OF SECURITIES
AUTHORIZED  CAPITAL

Our total number of our authorized shares of common stock is 150,000,000 with a par value of $.001 per share. Additionally, we are authorized to issue 5,000,000 shares of Preferred Stock. Of this 5,000,000, we may issue up to 150,000 shares of our 10% Convertible preferred stock, Series A, $0.01 par value. As of January 19, 2004, we had no Series A shares issued and outstanding and 4,850,000 undesignated preferred shares, par value $.01 per share, of which no shares are issued or outstanding.

COMMON  STOCK

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by our Board of Directors in its discretion from funds legally available therefor, subject to the rights of Preferred stockholders. Please refer to our discussion below under "Preferred Stock." In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities, subject to the rights of Preferred Stockholders. Please refer to our discussion below under "Preferred Stock."

Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

NONCUMULATIVE  VOTING

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Shares of common stock do not have cumulative voting rights.

PREFERRED  STOCK

Our Articles of Incorporation vest our Board of Directors with authority to divide our preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Nevada and the Articles of Incorporation in respect to, among other things, (i) the number of shares to constitute such series and the distinctive designations thereof; (ii) the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;
(iii) whether preferred stock may be redeemed and, if so, the redemption price and the terms and conditions of redemption; (iv) the liquidation preferences payable on Preferred stock in the event of involuntary or voluntary liquidation;
(v) sinking fund or other provisions, if any, for redemption or purchase of preferred Stock; (vi) the terms and conditions by which preferred stock may be converted, if the preferred stock of any series are issued with the privilege of conversion; and (vii) voting rights, if any.

As of January 19, 2004, a total of 150,000 shares were designated Series A Preferred Stock, however, none are outstanding. All Series A shares have an issue price and preference on liquidation equal to $1.00 per share. The Series A Preferred Shares accrue dividends at the rate of 10% per annum during the first two years following issuance, which dividend is payable in cash and is cumulative. During the third through fifth year in which the Series A Preferred Shares are outstanding, the holders are entitled to 3.75% of our net profits, Also payable in cash. We may redeem this preferred stock at any time following notice to the holder for an amount equal to the issue price, plus any accrued but unpaid dividends.

The Series A Preferred Shares are convertible into shares of our common stock at the option of the holder on a one for one basis at any time up to the fifth anniversary of the issuance. On the fifth anniversary, the Series A Preferred Shares automatically convert into shares of our common stock. The conversion rate is subject to adjustment in certain events, including stock splits and dividends. Holders of our preferred stock are entitled to one vote for each share held of record. Holders of the preferred stock vote with holders of the common stock as one class.

STOCK  OPTIONS

We have a Non-Qualified Stock Option and Stock Grant Plan, the "Plan", which we adopted in July 1997. Under our Plan, our Board of Directors has reserved 2,500,000 shares of our common stock that may be granted at the Board of Directors' discretion. No option may be granted after July 27, 2007 and the maximum term of the options granted under the Plan is ten years. We currently have options outstanding to purchase 598,000 shares of our common stock at exercises prices ranging from $.81 per share to $2.75 per share.

WARRANTS

We currently have warrants outstanding to purchase an aggregate of 1,036,000 shares of our common stock at an exercise price of $1.50 per share. Such warrants expire on April 19, 2010.

CONVERTIBLE  DEBENTURES

As of January 23, 2004 we have $409,571 outstanding of convertible debentures. The terms of the debentures provide for payment by February 14, 2007 with the debentures being convertible into our common stock at any time at the lesser of (i) 80% of the average of the five lowest closing bid prices during the 15 days prior to conversion or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel will receive a direct or indirect interest in the small business issuer or was a promoter, underwriter, voting trustee, director, officer, or employee of FTS. Nor does any such expert or counsel have any contingent based agreement with us or any other interest in or connection to us.

     DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

Our Articles of Incorporation, as amended, provide that the Board of Directors has the power to:

- indemnify our directors, officers, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada;

- authorize payment of expenses incurred in defending a civil or criminal action; and

- purchase and maintain insurance on behalf of any director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, a amended ("Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

HISTORY

We organized as Full Tilt Sports, Inc. in 1997 as a Colorado corporation to develop and market a line of young men's casual apparel. We own several U.S. trademarks relating to that business. Effective August 23, 2000, we changed our name to FTS Apparel, Inc. Our attempts to build a profitable apparel business were unsuccessful and the prior management team was unable to raise the required funds to continue in the apparel business As a result, we exited the apparel business. In January 2002, we experienced a change in management. Effective January 11, 2002, Scott Gallagher became our new Chairman and Chief Executive
Officer and we appointed three new directors. The new Chairman agreed to purchase 1,861,618 shares of our common stock owned by two of the former officers and directors and other shareholders. The new management team initially developed a strategic plan to acquire and develop cash flow positive businesses. After an analysis of the market, management determined to primarily focus on building a chain of retail wireless locations that sell cellular and satellite handsets and activations. FTS Wireless Inc., a wholly owned subsidiary, was organized as a Florida corporation in February 2003 to become a full service wireless company operating a chain of retail wireless locations. On January 26, 2004, we changed our name to FTS Group, Inc. to reflect the change in our operations. Additionally, on that date, we changed our state of incorporation from Colorado to Nevada.

OUR  BUSINESS

We focus on developing, investing in and acquiring cash-flow positive businesses and viable business projects, primarily those in the wireless industry. Through our wholly owned subsidiary FTS Wireless, Inc., we are engaged in a targeted, strategic development strategy to consolidate the highly fragmented cellular phone and services industry. We currently own four retail wireless locations in the Florida market and one in the Philadelphia Market:

- In February 2003, we acquired certain assets of Tampa, Florida based "Simply Cellular, Inc."

- In May 2003, we acquired a lease and selected assets from American Connections of Florida, LLC, giving us a broader presence in the Tampa market.

- In July 2003, we opened a third "FTS Wireless" location serving the Philadelphia Market. This location will also serve as our corporate headquarters.

- In November 2003, we acquired a lease and selected assets from Pagers N Phones, LLC, expanding our presence into the Brandon, Florida market.

- In December 2003, we acquired a second lease and selected assets from Pagers N Phones, LLC, expanding our presence into the Saint Petersburg market.

THE  MARKET  FOR  OUR  PRODUCTS  AND  SERVICES

We market and distribute Satellite and Cellular based wireless products and services in three east-coast markets: Florida' Gulf Coast market, New Jersey and Pennsylvania's Philadelphia market. In the Florida Gulf Coast market and the Philadelphia market we sell "post-pay" wireless services and products offered from 4 of the nation's top 6 wireless carriers AT&T, T-Mobile, Sprint and Nextel. We purchase wireless handsets and accessories as well as perform cellular activations through our Master Agents, Malsha Products and American Connections. We sell these products directly to the end user at any of our retail locations in Florida and Pennsylvania. We also have marketing rights in Florida's Gulf coast market to sell and distribute "Pre-Pay" cellular products and services offered by Air Voice Wireless (an "AT&T Reseller). We derive our revenues from the sale of wireless products and commission paid to us for each new customer that signs a cellular or satellite contract. In New Jersey and Pennsylvania we function as a Master Agent for Air Voice wireless products, meaning we are able to set up sub dealers and distributors in selected markets to buy Air Voice wireless products from us.

We derive the majority of our revenue from commissions paid to us for the activation of new "Post-Pay" cellular customers, those customers who have signed a one or two year contract for cellular or satellite service. We derive our "Pre-Pay" revenue primarily from the sale of cellular handsets and the sale of Air Voice pre-pay cellular airtime cards.

We have converted two of our five retail locations into free Wi-Fi Hotspots. We convert our stores into Wi-Fi Hotspots by adding Linksys 802.11 routers to our existing internal network. As a full service wireless company, we offer wireless business and retail users the ability to access the Internet or make phone calls using 802.11 or Wi-Fi technology based devices such as PDAs, laptops and cell phones. Each of our wireless locations also markets and sells 802.11 based wireless network products from Linksys for home or corporate use. While we do not charge customers for access to our Wi-Fi Hotspots, we believe offering this value-added service at each of our retail locations will increase foot traffic to our stores which may increase our sales of wireless products.

THE  WIRELESS  INDUSTRY  (POST-PAID)

According to market research firm Euromonitor, in a report released in July 2003,in 2003 the cellular/PCS sector totaled US$3.8 billion, and is expected to reach US$5.1 billion by 2007, a growth of nearly 34% over 2003. In 2002 more than 50% of the U.S. population owned a cellular phone. Out of all owners of wireless phones, 56% owned their phone for more than a year, and 42% plan on changing their phone within the next six months. 85% of current wireless consumers said they want a mobile phone that can also take and exchange photographs.

Post-paid customers subscribe to a monthly service plan usually under a one or two year contract. We believe this segment of the wireless telecommunications industry is experiencing significant technological change. Upgrading of the wireless networks capabilities, and the introduction of data in the form of photos, music, and wireless Internet to the communication network has shifted the image of wireless devices from a luxury gadget to a business and entertainment tool. This causes uncertainty about future customer demand for current products and services and the prices that we will be able to charge for these services. For example, the demands for wireless data and cellular services provided by Sprint, Nextel and T-Mobile may be affected by the proliferation of wireless local area networks, otherwise known as Wi-Fi. To that end we have begun to carry, sell and market Wi-Fi equipment and products and convert our chain of retail locations into Wi-Fi Hotspots to attract residential and business customers to our stores. The rapid change in technology may lead to the development of wireless telecommunications services or alternative services that consumers prefer over traditional cellular. There is also uncertainty as to the extent to which airtime charges and monthly recurring charges may continue to decline. As a result, the future prospects of the wireless industry and other competitive services remain uncertain.

A key element in the economic success of wireless carriers is the rate of customer churn. Customer churn is defined as the number of clients who cancel their contract with the carrier prior to the end of the term. Churn rates have continued to grow in recent years due to declining cellular plan pricing. In addition, the implementation of local number portability that took place in November 2003, is likely to increase churn. Local number portability means customers can keep their phone number when changing carriers. These developments may have a positive effect on our cellular operations by presenting customers with more flexibility when choosing a carrier and increase the rate of new activations.

THE  WIRELESS  INDUSTRY  (PRE-PAID)

In a report published in February 2003, industry research firm Atlantic-ACM forecasts that the prepaid wireless segment will grow from $4.4 billion in 2003 to $9.5 billion in 2007. Pre-paid customers typically do not sign a contractual agreement with a cellular carrier. They typically buy airtime in $20 to $100 denominations at a higher per minute rate than most "Post-Pay" plans. We believe the pre-paid wireless segment will grow substantially in the next several years and that we can profit from this trend.

According to Euromonitor, "high penetration rates mean increasing costs for customer acquisition. One untapped market is 18 to 24 year olds, who have a higher propensity to buy phones than the population as a whole, as penetration levels in this segment are comparatively lower." In 2002, 18 to 24 year olds purchased 16% of all handsets, while in the meantime, the demographic group accounted for only 10% of the total U.S. population. The 18 to 24 group is also particular in the way they relate to their phones. They are more likely to buy on impulse, they spend more on a phone, and they are more likely to base purchase decisions on product appearance compared with older groups. Based on these statistics and the growing trend of young adults who now use their wireless phone as their only form of telecommunication, we feel an above average opportunity exists for us to target this market.

STRATEGIC  PARTNERS  AND  CONTRACTS

POST-PAID

We activate wireless services through agreements with companies known as "Master Agents." A Master Agent has the ability to pay us a higher per activation commission than we could expect to receive if we dealt directly with the major wireless carriers. Their commission tier is based on the consolidated monthly activations of all of their dealers. For T-Mobile and Nextel, we have a contract in place with Fort Lauderdale based master agent American Connections of Florida, LLC, for Sprint activations we have an agreement in place with New York based master agent Malsha Products. Our contract with American Connections of Florida represents approximately two thirds of our revenues and our contract with Malsha Products represents approximately one third of our revenues. These companies pay us a commission for each new cellular customer who signs a one or two year cellular contract with the carrier. However, if that customer deactivates their cellular service within the 181 day period after signing the contract the commission paid to us is charged back to our account and not paid. We have set up a reserve account of 10% of activation revenue for possible charge-backs.

PRE-PAID

We have marketing and distribution rights in three significant east coast markets, New Jersey, Florida and Pennsylvania, to sell Air Voice Wireless (an AT&T Reseller) pre-paid products and services. We function as a Master Agent for Air Voice Wireless products and services in the New Jersey and Philadelphia markets in addition to selling Air Voice Wireless products at our retail location in the Philadelphia market. In Florida's Gulf Coast market we function as a Master Agent in addition to selling Air Voice Wireless products at each of our retail locations. We generate revenue primarily through the sale of cellular handsets and airtime.

MARKETING

We depend on advertising and marketing to attract new customers. We currently advertise in local print publications, including daily newspapers and weekly publications, advertise on the Internet and in flyers. Additionally, we run in store product related promotions including a referral program geared at generating new business through our existing customer base. We currently spend between $2,000 and $4,000 per month on advertising depending on the placement of our ads. We plan to increase spending to $5,000 to $7,500 per month as we roll out additional campaigns possibly including radio and television advertising. To date, we believe our advertising campaigns have increased foot traffic in our stores and increase our name recognition. Going forward we will be able to more accurately track our results with year over year comparisons.

INVESTMENTS

In March 2003, we acquired 30,000 shares of preferred stock in Vidyah, Inc., a private technology company, for $15,000 in cash. Holders of the Vidyah preferred stock have the same voting rights as holders of the common stock. The preferred stock has liquidation rights. The preferred stock is convertible, at the holder's option, into an equivalent number of shares of common stock subject to certain adjustements. Vidyah provides comprehensive technology learning solutions, certification programs, and customized learning for a variety of Fortune 1000 companies, including, Disney, Sony, Microsoft, IBM, Cisco Systems, Harvard University, etc. We purchased an interest in Vidya.com because we believe Vidyah represents an attractive investment that will increase in value over time.

SEASONALITY

The wireless industry typically generates a higher number of subscriber additions and handset sales in the fourth quarter of each year compared to the remaining quarters. This is due to the use of retail distribution, which is dependent on the holiday shopping season; timing of new products and service introductions; and aggressive marketing and sales promotions. To date, we have not experienced any seasonality in our sales although we may in the future as we expand our retail operations

COMPETITION

The retail wireless market is very fragmented and highly competitive. In the markets where we operate our retail locations, we experience intense competition from other independent retailers, privately held chains that offer a broad range of products and carrier owned and operated stores with superior name recognition and brand identity than us. There is no one dominant competitor. We believe that success in the industry is based on maintenance of product quality, competitive pricing, delivery efficiency, customer service and satisfaction levels, maintenance of satisfactory dealer relationships, and the ability to anticipate technological changes and changes in customer preferences. We believe our competitive advantage lies in our ability to provide superior customer service while offering a more diverse line of wireless products and services than our competitors including Wi-Fi networking products,, satellite phones and a large variety of Pre-Paid cellular products.

EMPLOYEES

As of January 19th, 2004, we had three full time employees at the corporate level, our Chairman and Chief Executive Officer, Scott Gallagher. Additionally, we employ Linda Ehlen, our Interim Chief Financial Officer and Robert Lewis as our Chief Operating officer. In connection with our cellular phones and accessories business, we employ five full-time individuals to run our Florida stores.


                             DESCRIPTION OF PROPERTY

We lease facilities located at 1049C Oxford Valley Road, Levittown Pennsylvania 19067 for use as a wireless retail location in addition to serving as our corporate headquarters. We entered into our lease commencing on July 15, 2003 for a period of one year and currently pay a monthly rental fee of $1,000 to occupy approximately 1,000 square feet. Our lease agreement provides for a one year renewal option.

We operate a wireless phone business from leased facilities located at 12014 Anderson Road, Tampa, Florida, 33625. The facilities, leased to Simply Cellular, Inc., commenced on August 1, 2001, with Life Investor Inc., Co., as landlord and on February 14, 2003, Simply Cellular, Inc., assigned such leased facilities to us. The monthly rent for this location is $2,000.

We assumed a lease from American Connections of Florida, LLC for our location at 8802 Rocky Creek Dr, Tampa, Florida at a rate of $985 per month. We renewed this lease until August 2004.

We assumed a lease from Pagers N Phones, Inc. for our Brandon, Florida location at 944 Brandon Blvd., Brandon, Fl 33618 at a rate of $1,950.00 per month.

We assumed a lease from Pagers N Phones, Inc. for our St. Petersburg location at 5225 4th St. N, St. Petersburg Fl, 33645 at a rate of $650 per month.

We believe that our leased property for our corporate headquarters is adequate for our current and immediately foreseeable operating needs. We may acquire other leases or properties if our business grows according to our strategic plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In August 2002, we sold 300,000 shares of our common stock to one of our directors, W, Scott McBride, at a purchase price of $.05 per share for an aggregate purchase price of $15,000.

On January 5, 2002, we entered into a lease settlement agreement with Mr.Landhuis, whereby, for forgiving a one-year lease obligation for office space, Mr. Landhuis received the following, with an aggregated value of $91,901:
(i) all cash on hand at January 5, 2002, (ii) assignment of all equipment and inventory remaining in the office, (iii) assignment of all uncollected accounts receivable as of January 5, 2002, (iv) issuance of 433,333 shares of common stock, (v) accrual of interest on the remaining balance at the rate of 12% per annum, and (vi) on June 5, 2002 settlement of any remaining balance, estimated at $27,983 in the form of common stock at an assigned value of $0.03 per share. During 2002, we issued 2,135,540 shares of common stock, valued at $270,064 in relation to this settlement. The shares were valued at their fair market value on the date an agreement was reached to issue the shares. We believe the property lease settlement was at least as favorable to us as we could have negotiated with a third party.

On November 12, 2002 we issued: Scott Gallagher - 833,333 shares of common stock for services rendered to us valued at $.06 per share; Scott McBride - 125,000 shares of stock for services rendered to us valued at $.06 per share; James Gilligan - 125,000 shares of common stock for services rendered to us valued at $.06 per share; and Linda Ehlen 166,666 shares of common stock for services rendered to us valued at $.06 per share.

On November 26, 2002, we issued Scott Gallagher - 387,500 shares of common stock for services rendered to us valued at $.08 per share; Scott McBride - 75,000 shares of common stock for services rendered to us valued at $.08 per share; James Gilligan - 75,000 shares of common stock for services rendered to us valued at $.08 per share; David Rasmussen - 75,000 shares of common stock for services rendered to us valued at $.08 per share; and Linda Ehlen - 56,250 shares of common stock for services rendered to us valued at $.08 per share.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has traded over the counter and has been quoted in the OTCBB since March 18, 1999. The stock currently trades under the symbol "FLIP.OB." Bid and ask quotations for our common shares are routinely submitted by registered broker dealers who are members of the National Association of Securities Dealers on the NASD Over-the-Counter Electronic Bulletin Board. These quotations reflect inner-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The high and low bid information for our shares for each quarter for the last two years, so far as information is reported are as follows:

Year  Ended                  High            Low
------------------          ------           -----

2002
----
March  31                   $  .35           $  .06
June  30                    $  .20           $  .04
September  30               $  .20           $  .05
December  31                $  .15           $  .06

2003
----
March 31                    $  .26           $  .09
June  30                    $  .28           $  .16
September 30                $  .68           $  .23
December 31                 $  .25           $  .15

2004
------
March 31*                   $  .22           $  .15

*  Through  January  23,  2004.

NUMBER  OF  STOCKHOLDERS

We had approximately 149 record holders of our common stock as of January 12, 2004.

                                    DIVIDENDS

We have never declared dividends on our common shares and we do not anticipate declaring any dividends in the foreseeable future. There are no existing restrictions on the authority of the Board of Directors to declare dividends out of funds legally available for the payment of dividends.

                             EXECUTIVE COMPENSATION

The following table presents a summary of the compensation paid to our Chief Executive Officer during the last three fiscal years. Except as listed below, there are no bonuses, other annual compensation, restricted stock awards or stock options/SARs.

                           SUMMARY COMPENSATION TABLE



                    Annual       Compensation
Name And.  Year     Salary         Bonus         Other               Long Term
Principal                                        Annual             Compensation
Position                                         Compensation          Awards
                                                                 Securities    All
                                                                 Underlying    Other
                                                                 Options       Compensation
Scott
Gallagher
Chief
Executive
Officer    2002     $ 201,000 (1)    $25,000             0              0             0

LeRoy
Landhuis   2002                      $19,750      $117,844 (2)          0             0
           2001                          0        $226,672 (3)          0             0
           2000
Mr. Landbuis is no longer our Chairman and Chief Executive Officer.  Mr. Gallagher became our Chairman and Chief Executive Officer in January 2002.

(1)  In  2002,  we did not pay Mr. Gallagher in cash.  Instead,  we  paid  him  1,200,000 shares of stock  valued at $120,000 pursuant to his employment contract.  In addition,
      we paid him 1,145,833 shares  that  were   converted into $75,000 and applied to his
      salary and 75,000 shares  as  board  compensation  valued at  $6,000.  At the end of the year Mr. Gallagher  had  $45,000 in unpaid accrued salary and bonuses.
(2)   Represents  compensation  for  services  pursuant  to  a  consulting agreement which was  paid  in  the  form  of  315,201  shares  of  common stock  valued at  $.373869 per  share.
(3)   Includes 782,222 shares of common stock valued  at $220,000 pursuant to a consulting agreement  with  the  named  executive  officer  and 142,500 shares of common  stock valued  at  $6,672  issued  pursuant  to a registration rights agreement  with  the named  executive  officer.


COMPENSATION  AGREEMENTS

On January 11, 2002, we entered into an executive employment agreement with Mr. Gallagher pursuant to which he was appointed our Chairman of the Board and Chief Executive Officer. The agreement provides him a base salary of $100,000 per year, the opportunity for bonuses based on our financial performance, 1,200,000 shares of our common stock and the right to participate in benefit programs maintained for our other employees. The agreement covers the period through the end of 2004, subject to earlier termination. The agreement provides that we may terminate his employment with "cause," as defined therein. In the event that his employment is terminated without cause, we must pay him for the balance of the original term.

DIRECTORS  COMPENSATION

We compensate our directors at a quarterly rate of $2,000 payable in stock or cash at our discretion. Additionally, each director is entitled to be reimbursed for reasonable and necessary expenses incurred on our behalf.

STOCK  OPTION  PLAN

We have adopted a Non-Qualified Stock Option and Stock Grant Plan (the "Plan") for the benefit of key personnel and others providing significant services to us. An aggregate of 2,500,000 shares of our common stock have been reserved for issuance under the Plan, as amended.

The Plan is administered by our Board of Directors, which selects recipients of any stock options or grants, the number of shares and the terms and conditions of any options or grants to key persons defined in the Plan. In determining the value of services rendered to us for purposes of awards under the Plan, the Board considers, among other things, such person's employment position and relationship with us, his duties and responsibilities, ability, productivity, length of service or association, morale, interest in our company, recommendation by supervisors and the value of comparable services rendered by others in the community. All options granted pursuant to the Plan are exercisable at a price not less than the fair market value of the shares of common stock on the date of grant.

In 2001 and 2002 no options were granted under the Plan. We have options outstanding to purchase a total of 598,000 shares of our common stock at exercise prices ranging from $.81 per share to $2.75 per share. Compensation Committee Interlocks and Insider Participation. None of our directors or executive officer serves as a member of the Board of Directors or Compensation
Committee of any entity that has one or more executive officers serving as a member of our Board of Directors.

                                 CAPITALIZATION

The  table  below  sets  forth  our  capitalization  as  of  September 30, 2003.

You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included in this prospectus.




                        FTS Apparel, Inc.
                       September 30, 2003
                          (unaudited)


DEBT:
  Current portion of notes payable, convertible debt
     and capital lease obligations. . . . . . . . . . . .  $         -

  Notes payable, convertible debt and capital
     lease obligations, net of current portion. . . . . .      282,500


STOCKHOLDERS' (DEFICIT)
  Common stock, $0.001 par value, 25,000,000 shares
    authorized, 17,700,240 shares issued and outstanding.       17,770
  Additional paid in capital. . . . . . . . . . . . . . .    5,308,472
  Common stock subscription . . . . . . . . . . . . . . .       50,000
  Deferred compensation . . . . . . . . . . . . . . . . .     (146,550)
  Accumulated (deficit) . . . . . . . . . . . . . . . . .   (5,614,217)
                                                              (384,596)

Total Capitalization. . . . . . . . . . . . . . . . . . .  $  (102,096)

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
INTRODUCTION

The following discussion is intended to provide an analysis of our financial condition and should be read in conjunction with our financial statements at September 30, 2003 included in the Form 10-QSB and our financial statements at December 31, 2002 included in Form 10-KSB, as amended, and the notes thereto.

OVERVIEW

Historically and through the year ended December 31, 2002, we operated exclusively in the apparel industry. In January 2002, we experienced a management change after the prior management team was unable to raise the required funds to continue in the apparel business. Our business now focuses on developing and acquiring cash-flow positive businesses and viable business projects. As of January 19th, 2004 we operated a total of 5 retail locations, we lease two wireless retail locations in Tampa, Florida, one in St. Petersburg, FL, one in Brandon, Fl and one in Philadelphia, Pennsylvania. Due to continuing losses from operations, the accountant which audited our financial statements for the year ended December 31, 2002 assessed that there was substantial doubt about our ability to continue as a going concern.

STRATEGIC  PLAN

Going forward we intend to develop a profitable full service wireless company by acquiring or developing additional retail locations in selected markets on the East Coast namely Florida's Gulf Coast market and Pennsylvania's Philadelphia market. Our primary wireless business consist of selling wireless handsets, accessories, home and business Wi-Fi network equipment and related products to retail customers. To achieve this goal, we have embarked on a targeted media marketing campaign focused on building brand identity of our existing retail business. In addition were actively seeking to expand our business by adding additional locations in our target markets to grow our critical mass. For the next twelve months, the principal elements of our strategy for achieving these goals are:

- Offer state of the art and hard to find wireless products such as handsets, accessories, data devices, and Wi-Fi products.

- Open or acquire additional retail locations. As of January 19th, 2004, we operated 5 retail locations. We are currently seeking additional locations however, we currently have no pending agreements to purchase or develop additional locations.

- Sign 1,000 Air Voice customers through aggressive selling and marketing to cellular customers who prefer a "pay as you go" cellular model. As of January 19th, 2004, we had approximately 267 Air Voice customers.

-    Deliver  superior  service  to  all  of  our  customers.

- Effectively execute a full scale marketing campaign to build brand identity including mass print advertising in our target markets, radio advertising, traditional mailers and a mix of Internet marketing programs.

- Manage and implement sound processes to facilitate our growth including and inventory monitoring and point of sale software program.

-    Continue  to utilize the talent available on our active Board of Directors.

-    Achieve  profitability  in  a  reasonable  time  frame.

We believe our Equity Line of Credit with Dutchess Private Equities Fund, LP and cash flows generated from operations will allow us to fully execute the basic components of our 12-month strategic plan outlined above. We continue to search and evaluate other funding possibilities as we may require additional funds if we do not achieve profitability within the 12-month time frame. We may not be able to obtain additional financing on terms that are acceptable to us.

RESULTS  OF  OPERATIONS
-----------------------

YEAR  ENDED  DECEMBER  31,  2002  COMPARED  TO THE YEAR ENDED DECEMBER 31, 2001.

During the year ended December 31, 2002, we realized a net loss of $815,907 (or $0.07 per share) on no revenue, compared to a net loss of $1,168,154 ($.14 per share) on revenue of $568,953 for the year ended December 31, 2001. Revenue during 2002 decreased by $568,953 over the prior year due primarily to our inactivity as we ceased operating activities of our apparel business and generated no revenue in 2002.

The cost of goods sold in 2001, was $645,824. Our cost of goods exceeded our revenue. The write down of inventory during 2001 was necessitated by our decision to liquidate the inventory for quick sale. Despite our efforts, including manufacturing a portion of our products overseas, we do not believe that we ever achieved sufficient sales to reduce our cost of goods to acceptable levels. This fact, coupled with our general and administrative expenses, caused us to report a net loss for each year of our existence.

General and administrative expenses decreased from 2001 to 2002, from $1,101,127 in 2001 to $811,678 in 2002. The administrative expenses in 2002 are comprised principally of non cash stock compensation of $604,363 and accrued salaries of $134,500 and legal and accounting of $56,478. The remaining amount of $16,337 includes SEC filing fees, stock transfer fees, insurance, outside consulting, office supplies, postage and other miscellaneous expenses. The administrative expenses in 2001 are comprised principally of non cash stock compensation of $226,672, salaries of $212,372, consulting services of $357,594, office rent of $108,494, China office of $19,352, insurance of $35,000, accounting fees of $24,935, legal fees of $27,198, commissions of $34,984 and advertising costs of $34,619 and other miscellaneous expenses of $19,907. The change to general and administrative expenses from 2001 to 2002 is primarily attributed to the fact that in 2001 we operated a business in the apparel industry. In 2002, we were essentially dormant as management explored strategic alternatives going forward and ceased operating activities related to its apparel business.

Professional fees remained a significant expense in the amount of $56,478 in 2002 as compared to $49,776 in the prior fiscal year. These expenses were incurred in connection with our need to file periodic reports with the SEC.

We anticipate that we will continue to incur losses until such time, if ever, that we generate revenues from retail sales in an amount adequate to cover cost of goods and expenses.

RESULTS  OF  OPERATIONS  FOR THE THREE AND NINE MONTHS ENDING SEPTEMBER 30, 2003

For the three months ended September 30, 2003, we realized revenue of $26,797 compared to no revenue for the period ending September 30,2002 as we were essentially dormant. For the nine months ending September 30, 2003 we realized revenue of $43,111, compared to no revenue for the period ending September 30, 2002 as we were essentially dormant during that period.

For the three months ended September 30, 2003, we realized a net loss of $132,877 or ($.01) per share, on revenue of $26,797. This compares to a net loss of $242,590 or ($.02) per share, on no revenues for the three months ended September 30, 2002, a decrease of ($109,713). The decrease is attributed to the absence of stock issuances relating to a lease settlement agreement entered into during the same period for 2002. For the nine months ended September 30, 2003, we realized a net loss of $544,662 or ($.03) per share, on revenue of $43,111. This compares to a net loss of $550,959 or ($.05) per share, on no revenues for the nine months ended September 30, 2002 as we were essentially dormant. The decrease in our loss is also primarily attributed to the absence of the lease settlement agreement entered into in 2002.

For the three months ended September 30, 2003 we reported $19,018 for cost of goods sold compared to $0 cost of goods sold for the three month period ended September 30, 2002. For the nine months ended September 30, 2003 we reported $29,185 for cost of goods sold compared to $0 cost of goods sold for the nine month period ended September 30, 2002. The increase in cost of goods sold was due to the fact that in the comparable period we were essentially dormant and our operating business generated revenues in 2003.

For the three months ended September 30, 2003 we reported $106,459 of general and administrative expenses, compared to $68,183 for the three months ended September 30, 2002, an increase of $38,276 the increase in due to an overall increase in expense levels relating to our operating business, specifically increases in staffing, rents and overhead. For the nine months ended September 30, 2003 we reported $303,692 of general and administrative expenses, compared to $174,318 for the nine months ended September 30, 2002, an increase of $129,374, the increase is due to the increased operating expenses listed above.

We generate our core revenue from the activation of new wireless service to our customers. We receive our commission revenue approximately 45 days after the end of each month, therefore our reported revenue does not reflect the actual revenue generated during the 3 month period. We report the actual revenue received on a quarter by quarter basis, for example, new activation revenues generated in September will not be reported until mid-November.


LIQUIDITY  AND  CAPITAL  RESOURCES

At September 30, 2003 we had cash available of $2,869, inventory valued at $18,912 property and equipment valued at $46,242. Investments valued at $15,000, deposits of $5,775 and current lease rights of $17,000.

Our current liabilities as of September 30, 2003 of $209,585 consist mainly of accounts payable and accrued expenses, as well as accrued salary of $92,000 and advances of $42,000 due to our Chairman and Chief Executive Officer Mr. Gallagher.

We believe that our continued existence is dependent upon our ability to make our wireless operations profitable and our ability to raise additional capital. Accordingly, the notes to our unaudited, interim financial statements express substantial doubt about our ability to continue as a going concern. We are confident in our ability to raise the necessary capital to execute our business plan however no assurances can be given.

We are not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity.

We believe that if revenue continues at the level reported in the nine months ended September 30, 2003, we will derive insufficient cash flow to fund operations and relieve all payables essential to the continuing operation of the business. Any additional material reduction in revenue could have a material adverse effect on our operational capabilities. We began operating a wireless business this year that will require additional funds to fully execute our business plan, however, we believe that with increased revenue, our cash flow will improve and will be sufficient to operate the business. Cash flow from operations is insufficient to fund current operations. At the current rate, we will need to raise a minimum of $120,000 to fund operations for the next twelve months. We believe the funds available through operations and our Equity Line with Dutchess will be sufficient to fund our operations for the next twelve months.

NEW  ACCOUNTING  PRONOUNCEMENTS

In June 2002, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards No. 146, " Accounting for Costs Associated with Exit or Disposal Activities," or FAS 146. FAS 146, which will be effective for exit or disposal activities initiated after December 31, 2002, is not expected to have a material impact on our results of operation, financial position or cash flows.

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," or FAS 148, which amends FAS 123, "Accounting for Stock-Based Compensation", transition requirements when voluntarily changing to the fair value based method of accounting for stock-based compensation and also amends FAS 123 disclosure requirements. FAS 148 is not expected to have a material impact on our results of operations, financial position or cash flow.

CRITICAL  ACCOUNTING  POLICIES  AND  ESTIMATES

In December, 2001, the SEC issued cautionary advice to elicit more precise disclosure about accounting policies management believes are most critical in portraying our financial results and in requiring management's most difficult subjective or complex judgments. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make judgments and estimates.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

REVENUE  RECOGNITION

Net revenues from wholesale product sales are recognized upon the transfer of title and risk of ownership to customers. Allowances for estimated returns, discounts and doubtful accounts are provided when sales are recorded. Shipping and handling costs are included in cost of sales.

We recognize revenue from advertising and promotion income as the requisite services are provided. Revenues are recognized.

Operating revenues primarily consist of commissions for wireless service activation's and revenues generated from handset, accessory and wireless product sales. Activation commission revenue is realized upon receipt, however we allocate 10% of activation revenue as deferred revenue for a six-month period due to possible customer churn.

GOODWILL  AND  INTANGIBLE  ASSET  IMPAIRMENT

We periodically review the carrying amount of property, plant and equipment and our identifiable intangible recognition.

Goodwill and Intangible Asset Impairment: See note 1 impairment of long lived assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets; accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

                              FINANCIAL STATEMENTS

                                FTS APPAREL, INC.

                         REPORT OF INDEPENDENT AUDITORS

Shareholders  and  Board  of  Directors
FTS  Apparel,  Inc.

We have audited the accompanying balance sheet of FTS Apparel, Inc. as of December 31, 2002, and the related statements of operations, changes in stockholders' (deficit), and cash flows for the years ended December 31, 2001 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FTS Apparel, Inc. as of December 31, 2002, and the results of its operations, and its cash flows for the years ended December 31, 2001 and 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, and has working capital and stockholder deficits. This factor raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Stark  Winter  Schenkein  &  Co.,  LLP
Denver,  Colorado
March  31,  2003

                                FTS APPAREL, INC.
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2002


                             ASSETS

CURRENT ASSETS
Cash. . . . . . . . . . . . . . . . . . . . . . . . . . .  $       219
                                                           ------------

 PROPERTY AND EQUIPMENT, NET. . . . . . . . . . . . . . .        3,943
                                                           ------------

 OTHER ASSETS . . . . . . . . . . . . . . . . . . . . . .          900
                                                           ------------

                                                           $     5,062
                                                           ============

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses . . . . . . . . . .  $    58,219
Accounts payable - related party. . . . . . . . . . . . .       53,926
                                                           ------------
Total current liabilities . . . . . . . . . . . . . . . .      112,145
                                                           ------------

STOCKHOLDERS' (DEFICIT)
10% Convertible preferred stock, Series A, $0.01 par
  value, 150,000 shares authorized, 50,000 shares issued
  and outstanding . . . . . . . . . . . . . . . . . . . .       50,000
Preferred stock, $0.01 par value, 4,850,000 undesignated
  shares authorized, none issued or outstanding.. . . . .            -
Common stock, $0.001 par value, 25,000,000 shares
  authorized, 15,530,240 shares issued
  and outstanding . . . . . . . . . . . . . . . . . . . .       15,530
Additional paid in capital. . . . . . . . . . . . . . . .    4,956,942
 Deferred Compensation. . . . . . . . . . . . . . . . . .      (60,000)
Accumulated (deficit) . . . . . . . . . . . . . . . . . .   (5,069,555)
                                                           ------------
                                                              (107,083)
                                                           ------------

                                                           $     5,062
                                                           ============
The notes to the financial statements are an integral part of these statements

                                FTS APPAREL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                 YEAR ENDED      YEAR ENDED
                                                 DECEMBER 31,    DECEMBER 31,
                                                     2001            2002
                                                 --------------  --------------

 REVENUES
 Sales of merchandise . . . . . . . . . . . . .  $     568,953   $           -
 Advertising and promotion income . . . . . . .          7,893               -
                                                 --------------  --------------
                                                       576,846               -
                                                 --------------  --------------

 COST OF GOODS SOLD . . . . . . . . . . . . . .        645,824               -
                                                 --------------  --------------

 GROSS PROFIT (LOSS). . . . . . . . . . . . . .        (68,978)              -

 GENERAL AND ADMINISTRATIVE EXPENSES. . . . . .      1,101,127         811,674
                                                 --------------  --------------

 (LOSS) FROM OPERATIONS . . . . . . . . . . . .     (1,170,105)       (811,674)
                                                 --------------  --------------

OTHER INCOME (EXPENSE)
Interest income . . . . . . . . . . . . . . . .          3,207               -
Interest expense. . . . . . . . . . . . . . . .         (1,256)         (4,233)
                                                 --------------  --------------

                                                         1,951          (4,233)
                                                 --------------  --------------

NET (LOSS). . . . . . . . . . . . . . . . . . .     (1,168,154)       (815,907)

PREFERRED DIVIDENDS . . . . . . . . . . . . . .              -               -
                                                 --------------  --------------

NET (LOSS) APPLICABLE TO COMMON STOCK . . . . .  $  (1,168,154)  $    (815,907)
                                                 ==============  ==============

PER SHARE INFORMATION:

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
(BASIC AND DILUTED) . . . . . . . . . . . . . .      8,598,451      11,132,146
                                                 ==============  ==============

NET (LOSS) PER COMMON SHARE (BASIC AND DILUTED)  $       (0.14)  $       (0.07)
                                                 ==============  ==============

The notes to the financial statements are an integral part of these statements


                                FTS APPAREL, INC.
                 STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIT)
                     YEARS ENDED DECEMBER 31, 2001 AND 2002


                            Number of  Number of   Additional   Total
                            Preferred  Common      Preferred    Common   Paid-in      Deferred    Accumulated  Stockholders'
                            Shares     Shares      Stock        Stock    Capital      Compensation  (Deficit)   (Deficit)
                            ---------  ----------  -----------  -------  -----------  ----------  ------------  ---------------
Balance,
 December 31, 2000 . . . .     50,000   7,721,229  $    50,000  $ 7,721  $4,028,715   $       -   $(3,085,494)  $    1,000,942

Subscribed stock issued. .          -     105,000            -      105        (105)          -
Stock issued for services.          -     819,722            -      820     225,852           -       226,672
Net (loss) for the year
 ended December 31, 2001 .          -           -            -        -           -           -    (1,168,154)      (1,168,154)
                            ---------  ----------  -----------  -------  -----------  ----------  ------------  ---------------

Balance,
 December 31, 2001 . . . .     50,000   8,645,951       50,000    8,646   4,254,462           -    (4,253,648)          59,460

Stock issued pursuant
 to employment contract. .          -   1,200,000            -    1,200     118,800    (120,000)            -                -
 Stock issued for services          -   2,648,749            -    2,649     271,651           -             -          274,300
 Stock issued for cash . .          -     900,000            -      900      44,100           -             -           45,000
Stock issued for
  settlement of lease. . .          -   2,135,540            -    2,135     267,929           -             -          270,064
 Amortization of
 deferred compensation . .          -           -            -        -           -      60,000             -           60,000
Net (loss) for the year
  ended December 31, 2002.          -           -            -        -           -           -      (815,907)        (815,907)
                            ---------  ----------  -----------  -------  -----------  ----------  ------------  ---------------

Balance,
 December 31, 2002 . . . .     50,000  15,530,240  $    50,000  $15,530  $4,956,942   $ (60,000)  $(5,069,555)  $     (107,083)
                            =========  ==========  ===========  =======  ===========  ==========  ============  ===============
The notes to the financial statements are an integral part of these statements


                                FTS APPAREL, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                     YEAR ENDED      YEAR ENDED
                                                                                     DECEMBER 31,    DECEMBER  31,
                                                                                              2001             2002
                                                                                     --------------  ---------------

OPERATING ACTIVITIES
Net (loss). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  (1,168,154)  $     (815,907)
Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Amortization and depreciation . . . . . . . . . . . . . . . . . . . . . . . . . . .         32,822              657
Stock issued or subscribed for services,
   contracts, and trade agreements. . . . . . . . . . . . . . . . . . . . . . . . .        226,672          604,364
Amortization of non-cash prepaid
   expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        304,728                -
Write-down of inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        111,979                -
Loss on sale of property and equipment. . . . . . . . . . . . . . . . . . . . . . .         (2,662)               -
Changes in:
Accounts receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         89,165                -
Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        176,718                -
Prepaid expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              -           19,682
Other assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         11,782             (900)
Accounts payable and accrued expenses . . . . . . . . . . . . . . . . . . . . . . .        (66,799)          56,118
Accounts payable - related party. . . . . . . . . . . . . . . . . . . . . . . . . .          1,971           51,569
                                                                                     --------------  ---------------
Net cash (used in) operating activities . . . . . . . . . . . . . . . . . . . . . .       (281,778)         (84,417)
                                                                                     --------------  ---------------

INVESTING ACTIVITIES
Acquisition of fixed assets . . . . . . . . . . . . . . . . . . . . . . . . . . . .              -           (4,600)
                                                                                     --------------  ---------------
Net cash (used in) investing activities . . . . . . . . . . . . . . . . . . . . . .              -           (4,600)
                                                                                     --------------  ---------------

FINANCING ACTIVITIES
Proceeds from issuance of common stock. . . . . . . . . . . . . . . . . . . . . . .              -           45,000
Preferred dividends paid. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (1,411)               -
                                                                                     --------------  ---------------
Net cash provided by (used in) financing activities . . . . . . . . . . . . . . . .         (1,411)          45,000
                                                                                     --------------  ---------------

Net (decrease) in cash. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (283,189)         (44,017)

CASH AT BEGINNING OF YEAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        327,425           44,236
                                                                                     --------------  ---------------

CASH AT END OF YEAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $      44,236   $          219
                                                                                     ==============  ===============

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for:
Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $       1,256   $        4,233
                                                                                     ==============  ===============
Income taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $           -   $            -
                                                                                     ==============  ===============

SUPPLEMENTAL DISCLOSURE OF SIGNIFICANT NON-CASH FINANCING AND INVESTING ACTIVITIES

Common stock issued for deferred compensation . . . . . . . . . . . . . . . . . . .  $           -   $      120,000
                                                                                     ==============  ===============
The notes to the financial statements are an integral part of these statements

                                FTS APPAREL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2002,

NOTE  1  -  ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

ORGANIZATION

FTS Apparel, Inc. (the Company) was incorporated under the laws of the State of Colorado. The Company's primary purpose has been the development, marketing, and distribution of clothing apparel bearing the FTS (Flip the Switch) insignia Effective January 11, 2002, the Company experienced a change in control, in which the Board of Directors appointed a new Chairman and Chief Executive Officer. In connection with the change in control, the Company has decided to explore opportunities outside of the apparel industry. However, the Company does not anticipate abandoning their traditional business.

USE  OF  ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

CASH  AND  CASH  EQUIVALENTS

For purposes of the statement of cash flows, the Company considered demand deposits and highly liquid-debt instruments purchased with a maturity of three months or less to be cash equivalents.

INVENTORY

Inventories are stated at the lower of cost or market using the average cost method. The Company's evaluates the net realizable value of inventory on a quarterly basis. For the year ending December 31, 2001, the Company has recorded a loss on write-down of inventory of $111,979, which is included in cost of goods sold.

PROPERTY  AND  EQUIPMENT

Property and equipment is stated at cost and is being depreciated using the straight-line method over the asset's estimated economic life, ranging from 3 to 10 years.

FINANCIAL  INSTRUMENTS

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2002. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable and accrued expenses. Fair values are assumed to approximate carrying values for these financial instruments because they are short term in nature, or are receivable or payable on demand, and their carrying amounts approximate fair value.

IMPAIRMENT  OF  LONG-LIVED  ASSETS

The Company periodically reviews the carrying amount of property, plant and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets; accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

REVENUE  RECOGNITION

Net revenues from wholesale product sales are recognized upon the transfer of title and risk of ownership to customers. Allowances for estimated returns, discounts and doubtful accounts are provided when sales are recorded. Shipping and handling costs are included in cost of sales.

The Company recognizes revenue from advertising and promotion income as the requisite services are provided.

SEGMENT  INFORMATION

The Company follows Statement of Financial Accounting Standards ("SFAS") 131, "Disclosure about Segments of an Enterprise and Related Information". Certain information is disclosed, per SFAS 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in one business segment and will evaluate additional segment disclosure requirements if it expands operations.

NET  LOSS  PER  COMMON  SHARE

The Company follows SFAS 128, "Earnings Per Share". Basic earnings (loss) per common share calculations are determined by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the year. Diluted earnings (loss) per common share calculations are determined by dividing net income (loss) by the weighted average number of common shares and dilutive common share equivalents outstanding. During the periods when they are anti-dilutive, common stock equivalents, if any, are not considered in the computation.

STOCK-BASED  COMPENSATION

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

The Company accounts for stock based compensation in accordance with SFAS 123, "Accounting for Stock-Based Compensation." The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.

DEFERRED  OFFERING  COSTS

The Company defers costs associated with the raising of capital until such time as the offering is completed, at which time the costs are charged against the capital raised. Should the offering be terminated the costs are charged to operations during the period when the offering is terminated. During the year ended December 31, 2002 the Company charged an aggregate of $141,000 to operations related to these costs for charges incurred related to a terminated offering.

RECENT  PRONOUNCEMENTS

In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS 148 "Accounting for Stock-Based Compensation--Transition and Disclosure-an amendment of SFAS 123." SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation from the intrinsic value-based method of accounting prescribed by APB 25. As allowed by SFAS 123, the Company has elected to continue to apply the intrinsic value-based method of accounting, and has adopted the disclosure requirements of SFAS 123. The Company currently does not anticipate adopting the provisions of SFAS 148.

In July 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS 146 provides new guidance on the recognition of costs associated with exit or disposal activities. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of commitment to an exit or disposal plan. SFAS 146 supercedes previous accounting guidance provided by the EITF Issue No. 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." EITF Issue No. 94-3 required recognition of costs at the date of commitment to an exit or disposal plan. SFAS 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. Early application is permitted. The adoption of SFAS 146 by the Company is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

In April 2002, the FASB issued SFAS 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." Among other things, this statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt" which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," will now be used to classify those gains and losses. The provisions of SFAS 145 related to the classification of debt extinguishment are effective for years beginning after May 15, 2002. The adoption of SFAS 145 by the Company is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

In November 2001, the EITF of the FASB issued EITF 01-9 "Accounting for Consideration Given by a Vendor to a Subscriber (Including a Reseller of the Vendor's Products)." EITF 01-9 provides guidance on when a sales incentive or other consideration given should be a reduction of revenue or an expense and the timing of such recognition. The guidance provided in EITF 01-9 is effective for financial statements for interim or annual periods beginning after December 15, 2001. The adoption of EITF 01-9 by the Company did not have a material impact on the Company's financial statements.

In August 2001, the FASB issued SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 provides new guidance on the recognition of impairment losses on long-lived assets with definite lives to be held and used or to be disposed of and also issued the definition of what constitutes a discontinued operation and how the results of a discontinued operation are to be measured and presented. SFAS 144 is effective for fiscal years beginning after December 15, 2001. The adoption of SFAS 144 did not have a material impact on the Company's financial position, results of operations, or cash flows.

In June 2001, the FASB issued SFAS 143, "Accounting for Asset Retirement Obligations." SFAS 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period that it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS 143 is effective for fiscal years beginning after June 15, 2002. The adoption of SFAS 143 is not expected to have a material impact on the Company's financial position, results of operations or cash flows.

In June 2001, the FASB issued SFAS 142, "Goodwill and Other Intangible Assets," which provides for non-amortization of goodwill and intangible assets that have indefinite useful lives, annual tests of impairments of those assets and interim tests of impairment when an event occurs that more likely than not has reduced the fair value of such assets. The statement also provides specific guidance about how to determine and measure goodwill impairments, and requires additional disclosure of information about goodwill and other intangible assets. The provisions of this statement are required to be applied starting with fiscal years beginning after December 15, 2001, and applied to all goodwill and other intangible assets recognized in the financial statements at that date. Goodwill and intangible assets acquired after June 30, 2001 will be subject to the non-amortization provisions of the statement. Early application is permitted for entities with fiscal years beginning after March 15, 2001, provided that the first interim financial statements had not been issued previously. The Company's adoption of the provisions of SFAS 142 did not have a material impact on the Company's financial position, results of operations or cash flows.

In June 2001, the FASB issued SFAS 141, "Business Combinations," which is effective for all business combinations initiated after June 30, 2001. SFAS 141 requires companies to account for all business combinations using the purchase method of accounting, recognize intangible assets if certain criteria are met, as well as provide additional disclosures regarding business combinations and allocation of purchase price. The adoption of SFAS 141 did not have a material impact on the Company's financial position, results of operations or cash flows.

NOTE  2  -  GOING  CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained substantial recurring losses, aggregating $1,168,154 in 2001 and $815,907 in 2002. In addition the Company has working capital and stockholders' deficits of $111,926 and $107,083 at December 31, 2002 and has no revenue producing operations.

The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations and obtain capital. The Company intends to raise capital through the sale of equity securities and/or the solicitation of short term financing. However, the Company has no firm commitments for either the sale of equity securities or debt financing.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE  3  -  PROPERTY  AND  EQUIPMENT

Property  and  equipment  consists  of  the  following:



Office  equipment                                     $  4,600
Less:  accumulated  depreciation                           657
                                                     ---------
                                                      $  3,943



During 2002 the Company entered into a lease settlement agreement (See Note 8) in which all property and equipment held at December 31, 2001, with a net book value of $19,682 was given to the landlord as partial satisfaction of a lease obligation.

Depreciation expense for the years ended December 31, 2001 and 2002 was $30,063 and $657.

NOTE  4  -  STOCKHOLDERS'  (DEFICIT)

The Company has authorized 155,000,000 shares of stock, of which 150,000,000 shares are $.001 par value common stock and 5,000,000 shares are $.01 par value preferred stock. The Board of Directors is authorized to divide the class of preferred shares into series and to fix and determine the relative rights and preferences of those shares.

In April 1998 the Company authorized the issuance of 150,000 shares of Series A Voting Convertible Cumulative Preferred Stock for $1 per share. The Series A Convertible Preferred Stock paid senior preferential fixed dividends at the rate of 10% per annum until April 2000. From May 2000 through April 2003, the dividend is calculated at 3.75% of the "net profits" of the Company and payable annually on or before 90 days from the closing of the Company's fiscal year. Each share of Series A Convertible Preferred Stock is convertible into one common stock share at the option of the holder. The Series A Convertible Preferred Stock automatically converts to common stock in April 2003.

During January 2001, the Company issued 782,222 shares of common stock related to consulting services to be provided by the Chief Executive Officer. The value of the consulting services is stipulated to be $220,000. Per the consulting agreement, the shares were valued at 75% of the average bid and ask price of the common stock on December 31, 2000, which approximates the discount that would have been applied due to the shares being restricted per Rule 144 of the Securities Act of 1933.

During April 2001, the Company issued 142,500 shares of common stock related to a stock purchase agreement with the Chief Executive Officer in which the Company agreed to issue 12,500 shares every month until a Registration Statement was filed. The parties agreed to delay the filing of the Registration Statement and that the total additional shares issued would be 142,500 shares (see Note 8). Of the 142,500 shares issued during 2001, 105,000 were earned and subscribed as of December 31, 2000. The remaining 37,500 shares were earned during the year ended December 31, 2001.

During January 2002 the Company issued 1,200,000 shares of common stock pursuant to the terms of an employment contract with its president. These shares were valued at their fair market value on the date an agreement was reached to issue the shares of $120,000. The shares have been recorded as deferred compensation and are being amortized over the term of the employment contract of 2 years. During 2002 $60,000 was charged to operations.

During August and September 2002 the Company issued 900,000 shares of common stock for cash aggregating $45,000. Of the shares issued 300,000 shares were sold to a related party at a discount from fair market value. This discount aggregating $18,000 has been charged to operations during the year ended December 31, 2002.

During the year ended December 31, 2002 the Company issued 2,648,749 shares of common stock valued at $256,300 for services. These shares were valued at their fair market value on the date an agreement was reached to issue the shares. This charge to operations includes $126,000 of costs which had been recorded as deferred offering costs.

During the year ended December 31, 2002 the Company issued 2,135,540 shares of common stock valued at $270,064 related to a lease settlement (see Note 8). These shares were valued at their fair market value on the date an agreement was reached to issue the shares.

During September 2002 the Company filed a Form SB-2 Registration Statement with the Securities and Exchange Commission to register 11,000,000 shares of common stock. In conjunction with this registration statement the Company incurred offering costs including $15,000 paid in cash and $126,000 paid in common stock. The Company subsequently withdrew the registration statement and charged the $141,000 in offering costs to operations.

NOTE  5  -  STOCK  OPTIONS

The Company has a Non-Qualified Stock Option and Stock Grant Plan (the "Plan"), adopted in July 1997. Under the Company's Plan, the Company's Board of Directors has reserved 2,500,000 shares that may be granted at the Board of Directors' discretion. No option may be granted after July 27, 2007 and the maximum term of the options granted under the Plan is ten years.

The effect of applying SFAS 123 on pro forma net (loss) as stated below is not necessarily representative of the effects on reported net income (loss) for future years due to, among other things, the vesting period of the stock options and the fair value of additional stock options in future years. The Company did not grant any stock options during 2001 and 2002.

Changes  in  options  outstanding  under  the  plan  are  summarized as follows:

                                        Number  of       Weighted
                                         Shares          Average
                                                      Exercise  Price
                                    ---------------  ----------------
Outstanding  at  December  31,  2000      1,050,000       $      1.50
Granted
                                                                    -
Exercised
                                                                    -
Forfeited                                   452,000              1.50
                                        ------------     ------------
Outstanding  at  December  31,  2001
 and  2002                                  598,000       $      1.50
                                        ============     ============

The exercise price for all options is at or above the market value of the common stock as of the date of grant.

The  following  table  summarizes  information  about fixed price stock options:

                                 OUTSTANDING AND
                                   EXERCISABLE


                                             Weighted        Weighted
                                             Average          Average
                            Number         Contractual        Exercise
EXERCISE  PRICES          OUTSTANDING          Life             PRICE
---------------          -----------          ----             -----
 $0.81  -  $1.38                4,000      6.1  years           $1.14
 $1.50  -  $2.75              594,000      6.7  years           $1.50


NOTE  6  -  STOCK  WARRANTS

The  following  details  the  warrants  outstanding  as  of  December  31, 2002:


                                             Underlying        Exercise
                                               Shares           price
Warrant  issued  during  2000                1,036,000          $1.50

The warrant was issued to the former Chief Executive Officer of the Company. The Warrant expires on April 19, 2010. At December 31, 2002, the Company had reserved 1,036,000 shares of common stock for stock warrants.

NOTE  7  -  INCOME  TAXES

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes", which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

Reconciliation of the Federal statutory income tax rate of 34% to the effective rate is as follows:

Federal  statutory  income  tax  rate                    34.00%
State  taxes,  net  of  federal  benefit                  4.95%
Valuation  allowance                                   (38.95)%
                                                     ----------
                                                           -  %
                                                     ==========


The tax effects of temporary differences and net operating losses that give rise to significant portions of deferred tax assets and liabilities consisted of the following:

       Reconciling  items:
       Net  operating  loss  carryforward                      $       1,496,000
       Less  valuation  allowance                                    (1,496,000)
                                                              ------------------
       Net  deferred  tax  asset                               $               -
                                                              ==================

The net operating loss carry forward of approximately $4,400,000 will expire through 2022.

The net change in valuation allowance for the year ended December 31, 2002 was $270,000.

NOTE  8  -  RELATED  PARTY  TRANSACTIONS

The Company was the recipient of legal services from a shareholder. The Company incurred expenses of $24,841 and $28,000 related to these services for the years ended December 31, 2001 and 2002 including the issuance of 100,000 shares of common stock valued at its fair market value of $18,000 in 2002.

On April 19, 2000, the Company issued 3,594,256 shares of common stock and a stock warrant (See Note 6) in exchange for cash, fixed assets, office rent and consulting services. The agreement also required the Company to file a Registration Statement for the shares issued and to issue 12,500 shares of common stock per month until the filing of a Registration Statement. Subsequent to the year ended December 31, 2000, the parties agreed to delay the filing of the Registration Statement and that the total additional shares issued would be 142,500 shares (see Note 4).

On January 5, 2002, the Company entered into a lease settlement agreement with the former President whereby, for forgiving a one-year lease obligation for office space, the former President received the following, with an aggregated value of $91,901: (i) all cash on hand at January 5, 2002, (ii) assignment of all equipment and inventory remaining in the office, (iii) assignment of all uncollected accounts receivable as of January 5, 2002, (iv) issuance of 433,333 shares of common stock, (v) accrual of interest on the remaining balance at the rate of 12% per annum, and (vi) on June 5, 2002 settlement of any remaining balance, estimated at $27,983 in the form of common stock at an assigned value of $0.03 per share. During 2002 the Company issued 2,135,540 shares of common stock in relation to this settlement (see Note 4). The difference between the fair market value of the common stock and the assigned value was recorded as a charge to operations.

During January 2002 the Company entered into an employment agreement with its president. The agreement is for a period of 2 years and provides for a base salary of $100,000 per annum plus an annual bonus of at least 25% of the base salary. In addition, the contract provided for the issuance of 1,200,000 shares of common stock (see Note 4). During 2002 certain amounts due pursuant to the employment contract were paid by the issuance of 1,220,833 shares of the Company's common stock valued its fair market value of $80,000 (see Note 4). At December 31, 2002 $45,000 of unpaid salary is included in accounts payable - related party.

NOTE  9  -  SUBSEQUENT  EVENTS

During February 2003 the Company completed a debenture offering. Pursuant to a subscription agreement with Dutchess Private Equities Fund, LP ("Dutchess") the Company received $212,500 from the sale of 6% secured convertible debentures. The terms of the debentures provide for payment by February 14, 2007 with the debentures being convertible into the Company's common stock at any time at the lesser of (i) 80% of the average of the five lowest closing bid prices during the 15 days prior to conversion or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date. The Company has agreed to register the shares underlying the debentures on a Form SB-2 Registration Statement. In addition, in exchange for $12,500 in cash Dutchess agreed to return 250,000 shares of the Company's common stock to the Company which were purchased by Dutchess in August 2002.

During February 2003 the Company entered into an asset purchase agreement with Simply Cellular, Inc. whereby it acquired substantially all of the assets of a cellular service and accessories store for $70,000 in cash.

During February 2003 the Company filed a Form S-8 Registration Statement registering 1,900,000 shares of its common stock to be used a compensate certain consultants for services to be provided to the Company.

                                       FTS APPAREL, INC.
                                         BALANCE SHEET
                                       September 30, 2003
                                          (UNAUDITED)


ASSETS

CURRENT ASSETS
  Cash. . . . . . . . . . . . . . . . . . . . . . . . . . .  $     2,869
  Accounts receivable, net. . . . . . . . . . . . . . . . .        1,691
  Inventory . . . . . . . . . . . . . . . . . . . . . . . .       18,912
  Lease rights, . . . . . . . . . . . . . . . . . . . . . .       17,000
                                                             ------------
      Total current assets. . . . . . . . . . . . . . . . .       40,472
                                                             ------------

PROPERTY AND EQUIPMENT, NET . . . . . . . . . . . . . . . .       46,242
                                                             ------------

OTHER ASSETS
  Investment in private entity. . . . . . . . . . . . . . .       15,000
  Deposits. . . . . . . . . . . . . . . . . . . . . . . . .        5,775
                                                             ------------
                                                                  20,775
                                                             ------------

                                                             $   107,489
                                                             ============


LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES
  Accounts payable and accrued expenses . . . . . . . . . .  $    48,977
  Accounts payable and accrued expenses - related parties .      160,607
                                                             ------------
      Total current liabilities . . . . . . . . . . . . . .      209,584
                                                             ------------

CONVERTIBLE DEBENTURES. . . . . . . . . . . . . . . . . . .      282,500
                                                             ------------


STOCKHOLDERS' (DEFICIT)
  10% Convertible preferred stock, Series A, $0.01 par:
    value, 150,000 shares authorized. . . . . . . . . . . .
  Preferred stock, $0.01 par value, 4,850,000 undesignated
    shares authorized . . . . . . . . . . . . . . . . . . .
  Common stock, $0.001 par value, 25,000,000 shares
    authorized, 17,700,240 shares issued and outstanding:. .      17,770
  Additional paid in capital. . . . . . . . . . . . . . . .    5,308,472
  Common stock subscription . . . . . . . . . . . . . . . .       50,000
  Deferred compensation . . . . . . . . . . . . . . . . . .     (146,550)
  Accumulated (deficit) . . . . . . . . . . . . . . . . . .   (5,614,217)
                                                             ------------

                                                                (384,595)
                                                             ------------

                                                             $   107,489
                                                             ============
See Notes to Financial Statements

                                                           FTS APPAREL, INC.
                                                        STATEMENTS OF OPERATIONS
                                                              (UNAUDITED)



                                                           THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                    September 30,          September 30,      September 30,  September 30,
                                                             2003               2002               2003         2002
                                                   --------------------  -------------------  ------------  -----------


 REVENUES
   Sales. . . . . . . . . . . . . . . . . . . . .  $            26,797   $                -   $    43,111   $         -
                                                   --------------------  -------------------  ------------  ------------

 COST OF GOODS SOLD . . . . . . . . . . . . . . .               19,018                    -        29,185             -
                                                   --------------------  -------------------  ------------  ------------

 GROSS PROFIT . . . . . . . . . . . . . . . . . .                7,779                    -        13,926             -
                                                   --------------------  -------------------  ------------  ------------

 GENERAL AND ADMINISTRATIVE EXPENSES
    Settlement of lease obligation. . . . . . . .                    -                    -             -       135,234
    Non-cash stock compensation . . . . . . . . .               30,650              174,407       224,650       241,407
    Purchased development costs . . . . . . . . .                    -                    -        23,500             -
    Selling, general and administrative expenses.              106,459               68,183       303,692       174,318
                                                   --------------------  -------------------  ------------  ------------
                                                               137,109              242,590       551,842       550,959
                                                   --------------------  -------------------  ------------  ------------

 (LOSS) FROM OPERATIONS . . . . . . . . . . . . .             (129,330)            (242,590)     (537,916)     (550,959)
                                                   --------------------  -------------------  ------------  ------------

OTHER INCOME (EXPENSE)
   Interest expense . . . . . . . . . . . . . . .               (3,547)                   -        (6,746)            -
                                                   --------------------  -------------------  ------------  ------------
                                                                (3,547)                   -        (6,746)            -
                                                   --------------------  -------------------  ------------  ------------

NET (LOSS). . . . . . . . . . . . . . . . . . . .  $          (132,877)  $         (242,590)  $  (544,662)  $  (550,959)
                                                   ====================  ===================  ============  ============

PER SHARE INFORMATION:
WEIGHTED AVERAGE SHARES OUTSTANDING
  (BASIC AND DILUTED) . . . . . . . . . . . . . .           17,631,910           11,211,267    17,273,721    10,629,127
                                                   ====================  ===================  ============  ============

NET (LOSS) PER COMMON SHARE (BASIC AND DILUTED) .  $             (0.01)  $            (0.02)  $     (0.03)  $     (0.05)
                                                   ====================  ===================  ============  ============
See Notes to Financial Statements


                                               FTS APPAREL, INC.
                                            STATEMENTS OF CASH FLOWS
                                                  (UNAUDITED)



                                                          NINE MONTHS ENDED
                                               September 30, 2003    September 30, 2002
                                               -----------------    -------------------


OPERATING ACTIVITIES
    Net cash (used in) operating activities .  $       (271,776)    $   (50,140)
                                               -----------------    -------------

INVESTING ACTIVITIES
    Net cash (used in) investing activities .           (18,074)             -
                                               -----------------   -------------

FINANCING ACTIVITIES


    Net cash provided by financing activities           292,500           6,284
                                               -----------------   -------------

    Net increase (decrease) in cash . . . . .             2,650         (43,856)

CASH AT BEGINNING OF PERIOD . . . . . . . . .               219          44,236
                                               -----------------   -------------

CASH AT END OF PERIOD . . . . . . . . . . . .  $          2,869      $      380
                                               ================     =============
See Notes to Financial Statements

                               FTS  APPAREL,  INC.
                          NOTES  TO  FINANCIAL  STATEMENTS
                               SEPTEMBER  30,  2003
                                   (UNAUDITED)
 (1)     BASIS  OF  PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and Item 310(b) of Regulation S-B.
They do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.

The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. These financial statements should be read in conjunction with the audited financial statements of the Company as of December 31, 2002 and for the two years then ended, including notes thereto, included in the Company's Form 10-KSB/A.

(2)     EARNINGS  PER  SHARE

The Company calculates net earnings (loss) per share as required by SFAS 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods presented, common stock equivalents were not considered, as their effect would be anti-dilutive.

(3)     INVENTORY

Inventory is valued at the lower of cost or market on a first in, first out basis and consists principally of cellular telephone equipment.

(4)     GOING  CONCERN

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. For the nine months ended September 30, 2003 the Company incurred a net loss of $544,662 and has working capital and stockholders' deficits of $169,113 and $384,596 respectively, at September 30, 2003.

The Company's ability to continue as a going concern is contingent upon its ability to expand its operations and secure additional financing. The Company is pursuing financing for its operations and seeking to expand its operations. Failure to secure such financing or expand its operations may result in the Company not being able to continue as a going concern.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(5)     CONVERTIBLE  DEBENTURES

During February 2003 the Company completed a debenture offering. Pursuant to a subscription agreement with Dutchess Private Equities Fund, LP ("Dutchess") the Company received $212,500 from the sale of 6% secured convertible debentures. The terms of the debentures provide for payment by February 14, 2007 with the debentures being convertible into the Company's common stock at any time at the lesser of (i) 80% of the average of the five lowest closing bid prices during the 15 days prior to conversion or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date. The Company has agreed to register the shares underlying the debentures on a Form SB-2 Registration Statement. In addition, in exchange for $12,500 in cash Dutchess agreed to return 250,000 shares of the Company's common stock to the Company, which were purchased by Dutchess in August 2002. As of September 30, 2003 the amount of the debenture was increased to $282,500.

(6)     STOCKHOLDERS'  (DEFICIT)

In April 1998 the Company authorized the issuance of 150,000 shares of Series A Voting Convertible Cumulative Preferred Stock for $1 per share. The Series A Convertible Preferred Stock paid senior preferential fixed dividends at the rate of 10% per annum until April 2000. From May 2000 through April 2003, the dividend is calculated at 3.75% of the "net profits" of the Company and payable annually on or before 90 days from the closing of the Company's fiscal year. Each share of Series A Convertible Preferred Stock is convertible into one share of common stock at the option of the holder. The Series A Convertible Preferred Stock automatically converts to common stock in April 2003. During August 2003 the holder of the 50,000 outstanding shares of Series A Convertible Preferred Stock submitted the shares for conversion. The shares are shown as a common stock subscription at September 30, 2003.

During February 2003 the Company issued 1,900,000 shares of common stock for services pursuant to a Form S-8 registration statement. The shares were valued at their fair market value on the date it was agreed that the shares would be issued. The non-cash stock compensation expense of $209,000 has been charged to operations during the period.

During April 2003 the Company received $10,000 in cash as payment for a subscription for 200,000 shares of its common stock.

In July 2003, the Company entered into three service agreements: 250,000 shares of common stock were issued for S.E.C. related Edgar filing services for a period of 24 months. 50,000 shares of common stock were issued for web development and hosting services for a period of 12 months. 20,000 shares of common stock were issued for marketing of wireless satellite products for a period of 12 months. All shares were valued at $.46 per share, the fair market value on the date the shares were issued.

(7)   ACQUISITION  OF  ASSETS

During February 2003 the Company entered into an asset purchase agreement with Simply Cellular, Inc. whereby it acquired substantially all of the assets of a cellular service and accessories store for $70,000 in cash. The Company recorded the fair value of the assets of $46,500 and charged the balance of $23,500 to operations as purchased development expenses for which feasibility has not been established and which has no alternative future uses.

In addition, during March 2003 the Company acquired 30,000 shares of preferred stock in VidYah, Inc., a private entity, for $15,000 in cash.

(8)     COMMITMENTS

During May 2003 the Company entered into an agreement to assume certain lease rights and obligations from a third party. In exchange for the rights the Company agreed to pay an aggregate of $25,000 and be responsible for all future lease payments under the lease of $895 per month through August 31, 2003 with renewal rights through August 31, 2004. In August 2003 the Company renewed the lease to extend the term through August 31, 2004. The Company has recorded the $25,000 as lease rights and will amortize this over the term of the lease. The net lease rights at September 30, 2003 are $17,000.

(9)     CORRECTION  OF  AN  ERROR

During August 2003 the Company determined that it had not recorded $17,500 in amounts due to a third party and $990 in rent expense related to the assumption of a lease as described in Note 8. In addition, the Company determined that the 50,000 outstanding shares of Series A Convertible Preferred Stock should have been cancelled and the amount classified as a common stock subscription on the June 30, 2003 balance sheet. The financial statements have been restated to reflect these corrections. The adjustments increased the net loss for the nine and three months ended September 30, 2003 by $(990) or $(.00) per share.

(10)        SUBSEQUENT  EVENT

On October 27, 2003 the Company acquired the assets of Florida based Pagers N Phones for $27,000 in cash and agreed to issue 300,000 shares of restricted stock.

                     HERE TO FIND MORE INFORMATION ABOUT US

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the 1933 Act with respect to the shares offered by this prospectus. This prospectus, filed as a part of the registration statement, does not contain certain information contained in Part II of the registration statement or filed as exhibits to the registration statement. We refer you to the registration statement and exhibits which may be inspected and copied at the Public Reference Department of the Commission, 450 5th Street, NW, Washington, D.C. 20549, at prescribed rates. You can contact the Commission's Public Reference Department at (800) SEC-0330. The registration statement and exhibits also are available for viewing at and downloading from the EDGAR location within the SEC's internet website (http://www.sec.gov).

Our common stock is registered with the SEC under section 12(g) of the Securities Exchange Act of 1934. We file with the SEC periodic reports on Forms 10-KSB, 10-QSB and 8-K, and proxy statements, and our officers and directors file reports of stock ownership on Forms 3, 4 and 5. These filings may be viewed and downloaded from the SEC's internet website (http://www.sec.gov) at the EDGAR location. Also, we will provide copies of these documents and any exhibits to them, without charge to prospective investors upon request addressed to FTS Group, Inc., 1049C Oxford Valley Rd., Levittown, PA, 19057. We intend to send annual reports containing audited financial to the shareholders.

    CHANGES IN AND DISAGREMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

None of our principal independent accountants have resigned, declined to stand for re-election or been dismissed in the last two years.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Article VII in our Articles of Incorporation provides that we shall indemnify to the fullest extent not prohibited by law any person who was or is a party or is threatened to be made a party to any legal proceeding against all expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts of omissions prior to such repeal or modification.

Article 7.1 of our By-Laws provides that we shall indemnify to the fullest extent not prohibited by law any person who was or is a party or is threatened to be made a party to any proceeding (as hereinafter defined) against all expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding.

Under the foregoing provisions of our Articles of Incorporation and By-Laws, each person who is or was a director or officer shall be indemnified by us to the full extent permitted or authorized by the General Corporation Law of Nevada. Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against such person by reason of the fact that such person is a director or officer of FTS Group, such person shall be indemnified against expenses, including attorneys' fees, reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit or a criminal suit or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The following table sets forth our expenses in connection with this registration statement. All of these expenses are estimates, other than the fees and expenses of legal counsel and filing fees payable to the Securities and Exchange Commission.

Filing  Fee--Securities  and  Exchange  Commission        $     150
Legal  Expenses                                           $  14,850
Accounting  Expenses                                      $   7,000
Blue  Sky  Fees  and  Expenses                            $   1,000
Printing  Expenses                                        $   1,000
Miscellaneous  expenses                                   $   1,000
                                                          ---------
              Total:                                     $   25,000


ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

During January 2001, we issued 782,222 shares of our common stock related to consulting services to be provided by our Chief Executive Officer at that time. The value of the consulting services is stipulated to be $220,000. Per the consulting agreement, the shares were valued at 75% of the average bid and ask price of the common stock on December 31, 2000. We believe such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act, and any regulations promulgated thereunder, relating to sales by an issuer not involving any public offering.

During April 2001, we issued 142,500 shares of common stock related to a stock purchase agreement with the Chief Executive Officer at that time in which we agreed to issue 12,500 shares every month until a Registration Statement was filed. The parties agreed to delay the filing of the Registration Statement and that the total additional shares issued would be 142,500 shares. Of the 142,500 shares issued during 2001, 105,000 were earned and subscribed as December 31, 2000. The remaining 37,500 shares were earned during the year ended December 31, 2001. We believe such issuance was exempt from the registration pursuant to
Section 4 (2) of the Securities Act and any, regulations promulgated thereunder, relating to sales by an issuer not involving any public offering.

For the year ended December 31, 2002, we issued the following number of restricted shares of our common stock to the following individuals listed below.

STOCK ISSUANCES TO MR. SCOTT GALLAGHER, OUR CHAIRMAN AND CEO - On November 12, 2002 we issued 833,333 shares of common stock for services rendered (accrued salary) to the Company valued at $.06 per share; - On November 26, 2002, we issued 387,500 shares of common stock for services rendered (Board Compensation) to the Company valued at $.08 per share

We believe such issuances were exempt from registration pursuant to Section 4(2) Of the Securities Act and any regulations promulgated thereunder, relating to Sales by an issuer not involving any public offering.

STOCK  ISSUANCES  TO  MS.  LINDA  EHLEN,  INTERIM  CFO
- 166,666 shares of common stock for services rendered to the Company valued at $.06 per share; and
- 56,250 shares of common stock for services rendered to the Company valued at $.08 per share.

We believe such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act and any regulations promulgated thereunder, relating to sales by an issuer not involving any public offering.

STOCK  ISSUANCES  TO  MR.  SCOTT  MCBRIDE,  DIRECTOR
- 125,000 shares of common stock for services rendered to the Company valued at $.06 per share; and
- 300,000 shares of common stock which were purchase at $.05 per share for proceeds to the Company of $15,000; - 75,000 shares of common stock for services rendered to the Company valued at $.08 per share (Board Compensation).

We believe such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act and any regulations promulgated thereunder, relating to sales by an issuer not involving any public offering.

STOCK  ISSUANCE  TO  MR.  JAMES  GILLIGAN,  DIRECTOR
- 125,000 shares of common stock for services rendered to the Company valued at $.06 per share.
- 75,000 shares of common stock for services rendered to the Company valued at $.08 per share (Board Compensation).

We believe such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act and any regulations promulgated thereunder, relating to sales by an issuer not involving any public offering.

STOCK  ISSUANCES  TO  MR.  DAVID  RASMUSSEN,  DIRECTOR
- 75,000 shares of common stock for services rendered to the Company valued at $.08 per share (Board Compensation).

We believe such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act and any regulations promulgated thereunder, relating to sales by an issuer not involving any public offering.

In November of 2002, we issued 30,000 shares of common stock to two former directors for services rendered to the Company during 2001 valued at $.06 per share.
-  20,000  shares  to  Mr.  Joseph  DeBerry
-  10,000  shares  to  Mr.  Roger  Burnett

We believe such issuances were exempt from registration pursuant to Section 4(2) Of the Securities Act and any regulations promulgated thereunder, relating to Sales by an issuer not involving any public offering.

PRIVATE  PLACEMENT  SHARES
We issued an aggregate of 350,000 shares of common stock to three individuals who purchased shares in September 2002 at $.05 per share.

We believe such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and any regulations promulgated thereunder, relating to sales by an issuer not involving any public offering.

DUTCHESS  PRIVATE  EQUITIES  FUND,  LP
-  250,000  shares  were  purchased  at  $.05  per  share  in  August  of  2002
- 600,000 shares were issued valued at $.18 per share in August of 2002, relating to the proposed Equity Line.

Dutchess Private Equities Fund, LP had access to information that would be Included in a registration statement. Dutchess Private Equities Fund, LP is a sophisticated investor and is able to bear the economic risks of its investment.

We believe such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act and any regulations promulgated thereunder, relating to sales by an issuer not involving any public offering.

SETH  FARBMAN,  LEGAL

- 100,000 shares were issued to Mr. Seth Farbman in August of 2002 valued at $.18 for legal services relating to our SB-2 filing.

We believe such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act and any regulations promulgated thereunder, relating to sales by an issuer not involving any public offering.

THE FOLLOWING SHARE ISSUANCES WERE MADE TO OUR FORMER CHAIRMAN AND CEO MR. LEROY LANDHUIS DURING 2002.

LEASE  SETTLEMENT  AGREEMENT

-  January  11,  2002  433,333  valued  at  $.10  per  share
-  September  23,  2002  1,010,047  valued  at  $.14  per  share
-  November  26,  2002  322,160  valued  at  $.08  per  share

We believe such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act and any regulations promulgated thereunder, relating to sales by an issuer not involving any public offering.

SERVICES  RENDERED

On January 11, 2002, we issued 370,000 shares valued at $.10 per share for services rendered by Mr. Landhuis during 2001.

We believe such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and any regulations promulgated thereunder, relating to sales by an issuer not involving a public offering.

CONVERTIBLE  DEBENTURES

In April and May, 2003, we sold convertible debentures to Dutchess Private Equities Fund, LP worth $35,000. In October 2003, we sold Dutchess $130,000 of convertible debentures. The terms of the debentures provide for payment by February 14, 2007 with the debentures being convertible into the Company's common stock at any time at the lesser of (i) 80% of the average of the five lowest closing bid prices during the 15 days prior to conversion or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date.
Dutchess Private Equities Fund, LP had access to information that would be included in a registration statement. Dutchess Private Equities Fund, LP is a sophisticated investor and is able to bear the economic risks of its investment.

We believe such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and any regulations promulgated thereunder, relating to sales by an issuer not involving a public offering.

No  underwriters  were  involved  in  the  foregoing  sales  of  securities.

                                    EXHIBITS
EXHIBIT  INDEX

NUMBER  DESCRIPTION

3.1 Articles of Incorporation of the Company as filed June 30, 1997 with the Secretary of State of the State of Colorado and included as exhibit 2.1 to the Company's Form 10-SB dated August 24, 1998, and incorporated herein by reference

3.2 Articles of Amendment of the Articles of Incorporation of the Company as filed April, 15, 1998 with the Secretary of State of the State of Colorado and included as exhibit 2.2 to the Company's Form 10-SB dated August 24, 1998, and incorporated herein by reference.

3.3 Articles of Amendment of the Articles of Incorporation of the Company as filed August 23, 2000 with the Secretary of State of the State of Colorado included as exhibit 3.3 to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, and incorporated herein by this reference.

3.4 Bylaws of the Company included as exhibit 2.3 to the Company's Form 10-SB dated August 24, 1998, and incorporated herein by reference.

3.5 Articles of Incorporation of the Company as filed with the Secretary of State of the State of Nevada included as an attachment to the Company's definitive proxy filed on January 9, 2004 and incorporated herein by reference.

3.5 Bylaws of the Company as filed with the Secretary of State of the State of Nevada included as an attachment to the Company's definitive proxy filed on January 9, 2004 and incorporated herein by reference.

4.1 Form of Certificate for Common Shares, included as exhibit 4.1 to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, and incorporated herein by this reference.

5.1  Opinion  of  Amy  Trombly,  Esq.  Regarding  Legality

10.1 Non-Qualified Stock Option and Stock Grant Plan, dated July 1, 1998 included as exhibit 6.3 to the Company's Form 10-SB dated August 24, 1998, and incorporated herein by reference.

10.2 Executive Employment Agreement between the Company and Scott Gallagher dated January 11, 2002 included as exhibit 10.1 to our Current Report on Form 8-K, dated February 11, 2002, and incorporated herein by reference.

10.3 Asset Purchase Agreement dated as of February 14, 2003 by and between FTS Apparel, Inc. and Simply Cellular, Inc. included as exhibit 2.1 to our Current Report on Form 8-K, dated February 24, 2003 and incorporated herein by reference.

10.4 Subscription Agreement between the Company and Dutchess Private Equities Fund, LP. included as exhibit 10.1 to our Current Report on Form 8-K, dated February 24, 2003 and incorporated herein by reference.

10.5 Debenture Agreement between the Company and Dutchess Private Equities Fund, LP. included as exhibit 10.2 to our Current Report on Form 8-K, dated February 24, 2003 and incorporated herein by reference.

10.6 Registration Rights Agreement between the Company and Dutchess Private Equities Fund, LP. included as exhibit 10.3 to our Current Report on Form 8-K, dated February 24, 2003 and incorporated herein by reference.

10.7 Escrow Agreement between the Company and Dutchess Private Equities Fund, LP included as exhibit 10.4 to our Current Report on Form 8-K, dated February 24, 2003 and incorporated herein by reference.

10.8 Debenture Exchange Agreement between the Company and Dutchess Private Equities Fund, LP included as exhibit 10.5 to our Current Report on Form 8-K, dated February 24, 2003 and incorporated herein by reference.

10.9 Addendum to the Subscription Agreement dated July 21, 2003 between the Company and Dutchess Private Equities Fund, LP included as Exhibit 10.1 to our Current report on form 8-K dated July 22, 2003 and incorporated herein by reference

10.10 Amended Debenture between the Company and Dutchess Private Equities Fund, LP. included as Exhibit 10.2 to our Current Report on Form 8-K, dated July 22, 2003, and incorporated by reference.

10.11 Memorandum of Understanding between the Company and Malsha Imports, Inc. dated February 28, 2003 included as Exhibit 10.11 to our SB-2/A filed on September 15, 2003 and incorporated herein by reference.

10.12 Confidentiality and No Conflict Agreement between the Company and American Connections, LLC dated February 28, 2003 included as Exhibit 10.12 to our SB-2/A filed on September 15, 2003 and incorporated herein by reference.

10.13 Authorized Subcontractor Agreement between the Company and American Connections, LLC dated February 28, 2003 included as Exhibit 10.13 to our SB-2/A filed on September 15, 2003 and incorporated herein by reference.

10.14 Lease Agreement between the Company and American Connections Florida, LLC dated May 22, 2003 included as Exhibit 10.14 to our SB-2/A filed on September 15, 2003 and incorporated herein by reference.

10.15* Investment Agreement between the Company and Dutchess Private Equities Fund, LP dated January 9, 2004.

10.16* Registration Rights Agreement between the Company and Dutchess Private Equities Fund dated January 9, 2004.

10.17* Placement Agent Agreement between the Company, Dutchess Private Equities Fund and Charleston Capital Securities dated January 9, 2004.

21.1*  Subsidiaries  of  the  Registrant

23.1  Consent  of  Stark  Winter  Schenkein  &  Co.,  LLP

23.2*  Consent  of  Counsel  (contained  in  Exhibit  5.1)

*  Previously Filed

28.  UNDERTAKINGS

The  Registrant  hereby  undertakes  that  it  will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)  Include  any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts of events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the State of Pennsylvania, on February 9, 2004.

                                 FTS GROUP, INC.



                        By:/s/  Scott  Gallagher
                       -------------------------------------
                           Scott  Gallagher
                           Chief  Executive  Officer  and  Director


Signature                                      Date

/s/  Scott  Gallagher                          February 9,  2004
-------------------------                      ------------------
Scott  Gallagher,  Chief  Executive  Officer
and  Director

/s/  Linda  Ehlen                              February 9,  2004
-------------------------                      ------------------
Linda  Ehlen,  Interim  Chief  Financial  Officer
and  Principal  Accounting  Officer


/s/  David  R.  Rasmussen                      February 9,  2004
--------------------------                     ------------------
David  R.  Rasmussen,  Director


/s/  James  H.  Gilligan                       February 9,  2004
-------------------------                      ------------------
James  H.  Gilligan,  Director